CENTURY CAPITAL MANAGEMENT TRUST

STATEMENT OF ADDITIONAL INFORMATION
February 28, 2017

Fund	Class	Ticker
Century Shares Trust	Institutional Shares	CENSX
Century Small Cap Select Fund	Investor Shares	CSMVX
	Institutional Shares	CSMCX

This Statement of Additional Information (“SAI”) contains additional information about Century Shares Trust and Century Small Cap Select Fund and should be read in conjunction with the Funds’ Prospectus dated February 28, 2017. The Funds’ financial statements are incorporated into this SAI by reference to the Funds’ most recent Annual Report to shareholders. You may obtain a copy of the Funds’ Prospectus and Annual Report without charge by writing to Century Funds, P.O. Box 588, Portland, ME 04112, calling toll-free 800-303-1928, or visiting the Century Funds’ website: www.centuryfunds.com.

This SAI is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by a current prospectus.

Table of Contents

FUND ORGANIZATION AND CLASSIFICATION	2
INVESTMENT RESTRICTIONS	2
CHARACTERISTICS AND RISKS OF SECURITIES AND INVESTMENT TECHNIQUES	4
DISCLOSURE OF PORTFOLIO HOLDINGS	18
MANAGEMENT OF THE TRUST	19
PROXY VOTING POLICIES AND PROCEDURES	29
PRINCIPAL HOLDERS OF SECURITIES	29
INVESTMENT ADVISORY AND OTHER SERVICES	30
PORTFOLIO MANAGERS	33
BROKERAGE ALLOCATION AND OTHER PRACTICES	35
CAPITAL STOCK AND SHAREHOLDER AND TRUSTEE LIABILITY	36
PURCHASE, REDEMPTION AND PRICING OF SHARES	38
TAXATION OF THE FUNDS	40
UNDERWRITER	51
FINANCIAL STATEMENTS	51
APPENDIX A – PROXY VOTING POLICY	A-1

FUND ORGANIZATION AND CLASSIFICATION

Century Shares Trust and Century Small Cap Select Fund (each, a “Fund” and together, the “Funds”) are series of Century Capital Management Trust, which is a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts on August 27, 1999 (the “Trust”). A copy of the Trust’s Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

The Trust is an open-end management investment company with an unlimited number of authorized shares of beneficial interest. The Trustees may, without shareholder approval, create one or more series of shares representing separate investment portfolios. Any such series of shares may be divided without shareholder approval into two or more classes of shares having such preferences and special or relative rights and privileges as the Trustees determine.

Each Fund has elected to be classified as a “diversified” series of an open-end investment management company. Under the Investment Company Act of 1940, as amended (the “1940 Act”), this means that, with respect to 75% of the value of its total assets, the Fund may not invest more than 5% of its total assets in the securities of a single issuer (other than U.S. government securities or securities of investment companies), and may not acquire more than 10% of the outstanding voting securities of any single issuer. The remaining 25% of the Fund’s total assets are not subject to this restriction. To the extent that the Fund invests a significant portion of its assets in the securities of a particular issuer, it will be subject to an increased risk of loss if the market value of such issuer’s securities declines.

INVESTMENT RESTRICTIONS

Each Fund has adopted certain investment restrictions that are deemed to be fundamental policies of the Fund. These policies may not be changed without the approval of the holders of a majority of a Fund’s outstanding shares. The 1940 Act defines a majority as the lesser of (1) 67% or more of the voting shares present at a meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or (2) more than 50% of the outstanding voting shares of a Fund.

Any investment restrictions herein (except those pertaining to borrowing and illiquid securities) which involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after and is caused by an acquisition of securities or assets of the Fund.

CENTURY SHARES TRUST. As a matter of fundamental policy, the Fund may not:

•	borrow money, except as permitted under the Investment Company Act of 1940, as amended (the “1940 Act”) and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

•	issue senior securities, except as permitted under the 1940 Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

•	engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

•	purchase or sell commodities, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

•	purchase or sell real estate, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

•	make loans, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The Fund also has a fundamental policy of not concentrating its investments in any particular industry, or group of industries, within the meaning of the 1940 Act.

The Fund also has adopted certain non-fundamental investment policies. These policies may be amended by the Fund’s Board of Trustees without the approval of shareholders. As a matter of non-fundamental policy, the Fund may not:

•	invest in debt securities other than those of domestic governmental and non-governmental issuers which are of investment grade at the time of purchase.

•
invest in the securities of other investment companies, except by purchase in the open market that does not require any commission or result in any profit to an underwriter or dealer, other than customary brokers’ commissions.

•	purchase securities on margin or sell short.

•	invest more than 5% of the value of its total assets in convertible securities.

•	invest more than 15% of the Fund’s net assets in illiquid securities.

The Adviser has no present intention of investing in commodities or contracts related to commodities.

CENTURY SMALL CAP SELECT FUND. As a matter of fundamental policy, the Fund may not:

•	purchase any security if, as a result, 25% or more of the Fund’s total assets (taken at current value) would be invested in a particular industry.

For purposes of the foregoing restriction, investment companies are not considered to constitute a particular industry and the Fund is permitted to invest without limit in “government securities” (as defined in the 1940 Act) and tax-exempt securities issued by a U.S. territory or possession, a state or local government, or a political subdivision of any of the foregoing.

•	borrow money, except as permitted under the Investment Company Act of 1940, as amended (the “1940 Act”) and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

•	issue senior securities, except as permitted under the 1940 Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

•	engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

•	purchase or sell commodities.

•
invest in real estate or in interests in real estate. However, the Fund can purchase securities of companies holding real estate or interests in real estate (including securities of REITs). In addition, the Fund can purchase securities secured by real estate or interests in real estate.

•	make loans, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The Fund also has adopted certain non-fundamental investment policies. These policies may be amended by the Fund’s Board of Trustees without the approval of shareholders. As a matter of non-fundamental policy, the Fund may not:

•	purchase portfolio securities during any period that the Fund’s borrowings exceed 5% of its total assets.

•	lend its portfolio securities in an amount greater than 33 1/3% of its total assets.

•	invest more than 15% of the Fund’s net assets in illiquid securities.

CHARACTERISTICS AND RISKS OF SECURITIES AND INVESTMENT TECHNIQUES

The investment objective, the principal investment policies and the principal risks of each Fund are described in the Prospectus. This SAI contains supplemental information about those policies and risks and the types of securities that the Funds’ investment adviser, Century Capital Management, LLC (the “Adviser” or “Century”), can select for the Funds. For information on the Adviser, see “Investment Advisory and Other Services,” below. This SAI also provides information about additional investments that the Funds are generally permitted to make and investment techniques and strategies that the Funds may use to try to achieve their investment objectives.

The composition of the Funds’ portfolios and the techniques and strategies that the Adviser may use in selecting portfolio securities for the Funds will vary over time. The Funds are not required to make all of the investments or use all of the investment techniques and strategies described below at all times in seeking their goals. They may make some of the investments or use some of the special investment techniques and strategies at some times or not at all. In addition, the Funds may from time to time make other types of investments or employ other types of investment strategies and techniques not discussed below provided they are consistent with the Funds’ investment objectives and policies and the Funds’ investment restrictions do not prohibit them from so doing. There can be no assurance that the Funds will achieve their stated investment objectives.

EQUITY SECURITIES. The Funds primarily invest in equity securities. Equity securities are securities that represent an ownership interest (or the right to acquire such an interest) in a company and include common and preferred stocks and securities exercisable for, or convertible into, common or preferred stocks (such as warrants and convertible debt securities). Common stocks represent an equity or ownership interest in an issuer. Preferred stocks represent an equity or ownership interest in an issuer that pays dividends at a specified rate and that has priority over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds take priority over holders of preferred stock, whose claims take priority over the claims of those who own common stock.

While offering greater potential for long-term growth, equity securities generally are more volatile and riskier than some other forms of investment, particularly debt securities. Therefore, the value of an investment in a Fund may at times decrease instead of increase.

The Funds’ investments may include securities traded “over-the-counter” as well as those traded on a securities exchange. Some securities, particularly over-the-counter securities, may be more difficult to sell under some market conditions.

SMALLER COMPANY EQUITY SECURITIES. As discussed in the Prospectus, Century Small Cap Select Fund invests in the equity securities of companies with small market capitalizations. Such investments may involve greater risk than is usually associated with larger, more established companies. These companies often have sales and earnings growth rates that exceed those of companies with larger market capitalization. Such growth rates may in turn be reflected in more rapid share price appreciation. However, companies with small market capitalizations often have limited product lines, markets or financial resources and may be dependent upon a relatively small management group. These securities may have limited marketability and may be subject to more abrupt or erratic movements in price than securities of companies with larger market capitalizations or market averages in general. Therefore, to the extent a Fund invests in securities with small market capitalizations, the net asset value of the Fund may fluctuate more widely than market averages.

Under normal market conditions, Century Small Cap Select Fund invests at least 80% of its net assets (plus borrowing, if any, for investment purposes) in the common stocks of small cap companies. The Adviser considers small cap companies to be those with market capitalizations, at the time of the Fund’s investment, not exceeding the highest market capitalization in the Russell 2000® Index during the most recent 365 day period. The size of companies in the Russell 2000® Index changes with market conditions and the composition of the index. As of January 31, 2017, the largest company in the Russell 2000® Index during the previous 365 day period had a market capitalization of approximately $10.3 billion. The Russell 2000® Index is independently calculated and maintained by the Frank Russell Company. It measures the performance of the smallest 2,000 companies in the Russell 3000® Index, representing approximately 10% of the total market capitalization of the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies based on total market capitalization, representing approximately 98% of the investable U.S. equity market.

Century Shares Trust may also invest a portion of its assets in equity securities of companies with small market capitalizations and, accordingly, may also be subject to the risks described above.

PREFERRED STOCK. Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to holders of other stocks such as common stocks, dividends at a specified rate and a fixed share of proceeds resulting from a liquidation of the company. Preferred stock, unlike common stock, generally has a stated dividend rate payable from the corporation’s earnings. Preferred stock dividends may be “cumulative” or “non-cumulative.” “Cumulative” dividend provisions require all or a portion of prior unpaid dividends to be paid to preferred stockholders before dividends can be paid on the issuer’s common stock. Preferred stock may be “participating” stock, which means that it may be entitled to a dividend that exceeds the stated dividend in certain cases.

If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. In addition, preferred stock may have mandatory sinking fund provisions, as well as provisions allowing for calls or redemptions before maturity, which can have a negative impact on the price of preferred stock when interest rates decline.

A company’s preferred stock generally pays a dividend only after the company makes required payments to holders of its bonds and other debt. In addition, the rights of preferred stock on distribution of a corporation’s assets in the event of a liquidation are generally subordinate to the rights of holders of the company’s bonds or other creditors. As a result, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred stocks of small companies may be more vulnerable to adverse developments than those of larger companies.

CONVERTIBLE SECURITIES. The Funds may invest in convertible securities, which are fixed income securities or preferred stock that may later convert to underlying common stocks or other equity securities. Prior to conversion, convertible securities have the same general characteristics as other fixed-income securities, and the price of a convertible security will normally fluctuate in response to interest rates and other factors bearing on the price of fixed-income securities when the price of the underlying equity security is less than the conversion price (“out of the money”). When the price of the underlying equity security is greater than the conversion price (“in the money”), the value of the convertible security will normally tend to fluctuate to a greater extent in conjunction with the price of the underlying security.

A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Convertible securities generally offer lower interest or dividend yield than non-convertible securities of similar credit quality because of their potential for capital appreciation. Convertible securities typically rank senior to common stock in a corporation’s capital structure and, therefore, are generally subject to less risk than common stock in case of the issuer’s bankruptcy or liquidation. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, are generally subject to more risk than the issuer’s debt obligations. Moreover, convertible securities are often rated below investment grade or not rated because they fall below debt obligations and just above common equity in order of preference or priority on an issuer’s balance sheet.

Century Small Cap Select Fund may invest in convertible securities without regard to the investment grade of such securities. Although Century Shares Trust is permitted to invest in any convertible securities that are of investment grade at the time of the purchase (i.e., rated Baa3 or above by Moody’s or BBB- or above by Standard & Poor’s), the Adviser intends that any convertible securities purchased by the Fund would be rated A3 or above by Moody’s or A- or above by Standard & Poor’s at the time of purchase. Securities that are below investment grade (whether they are rated by a nationally-recognized rating organization or are unrated securities that the Adviser deems to be below investment grade) have greater risks of default than those that are investment grade. Below-investment-grade securities are commonly referred to as “junk bonds.” See “Lower-Rated Securities” below.

The Adviser does not anticipate that it will invest a substantial amount of any Fund’s assets in convertible securities. In any case, Century Shares Trust’s investments in convertible securities will not exceed 5% of its total assets.

RIGHTS AND WARRANTS. The Funds also may invest in warrants or rights. Warrants are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. If a holder of a warrant does not sell the warrant, it risks the loss of its entire investment if the market price of the underlying security does not, before the expiration date, exceed the exercise price of the warrant plus the cost thereof. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants typically have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

FOREIGN SECURITIES. The Funds may invest in equity securities issued or guaranteed by companies organized and based in countries outside of the United States. These securities may be traded on foreign securities exchanges or in foreign over-the-counter markets.

Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are: reduction of income by foreign taxes; fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage); transaction charges for currency exchange; lack of public information about foreign issuers; lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers; less volume on foreign exchanges than on U.S. exchanges; greater volatility and less liquidity on foreign markets than in the U.S.; less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.; greater difficulties in commencing lawsuits; higher brokerage commission rates than in the U.S.; increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities; possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and unfavorable differences between the U.S. economy and foreign economies. In the past, U.S. Government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

EMERGING COUNTRIES SECURITIES. Century Small Cap Select Fund may invest in equity securities issued or guaranteed by companies organized and based in emerging countries. The risks described above apply to an even greater extent to investments in emerging countries. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the U.S. and developed foreign markets. In addition, the securities markets of emerging countries may be subject to a lower level of monitoring and regulation than securities markets of the U.S. and developed foreign markets. Government enforcement of existing securities regulations also has been extremely limited, and any such enforcement may be arbitrary and results difficult to predict with any degree of certainty. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging countries than in many developed foreign countries, which could reduce the Fund’s income from such securities. A heightened possibility of expropriation or confiscatory taxation or other similar developments also exists that could affect investments in those countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments.

DEPOSITARY RECEIPTS. The Funds may invest in American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs), and European Depositary Receipts (EDRs) (collectively, “Depositary Receipts”) if issues of such Depositary Receipts are available and are consistent with a Fund’s investment objective or a temporary defensive strategy as discussed in the Prospectus. Depositary Receipts generally evidence an ownership interest in a corresponding foreign security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency in which the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

INITIAL PUBLIC OFFERINGS. The Funds may invest in Initial Public Offerings (“IPOs”) when suitable opportunities are available. IPOs of securities issued by small, unseasoned companies with little or no operating history are risky and their prices may be highly volatile. Attractive IPOs are often oversubscribed and may not be available to the Fund, or may be available only in very limited quantities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES. The Funds may invest in other investment companies to the extent permitted by applicable law or SEC exemption. Very generally, under Section 12(d)(1) of the 1940 Act, a fund may invest up to 10% of its assets in shares of investment companies and up to 5% of its assets in any one investment company, as long as no investment represents more than 3% of the voting stock of an acquired investment company and certain other conditions are satisfied. The 1940 Act and related rules provide certain exemptions from these restrictions. If a Fund invests in other investment companies, shareholders will bear not only their proportionate share of the Fund’s expenses (including operating expenses and the fees of the advisor), but also, indirectly, the similar expenses of the underlying investment companies. Shareholders would also be exposed to the risks associated not only with the investments of the Fund but also with the portfolio investments of the underlying investment companies.

The Funds may invest in securities of open-end or closed-end investment companies, including money market funds, and in exchange-traded funds (“ETFs”), which are generally registered as investment companies, to the extent such investments are consistent with its investment objectives and policies and permissible under the 1940 Act.

In addition, the Funds may invest in private investment funds, vehicles or structures, but, at this time, the Adviser does not anticipate that it will invest a substantial portion of any Fund’s assets in such investments.

REAL ESTATE INVESTMENT TRUSTS. The Funds may invest in real estate investment trusts (“REITs”). REITs are pooled investment vehicles which invest primarily in income-producing real estate or real estate-related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Under the Internal Revenue Code of 1986, as amended (the “Code”), a REIT is not taxed on income it distributes to its shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it generally distribute to its shareholders at least 90% of its taxable income (other than net capital gains) for each taxable year. A Fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests in addition to the expenses paid by the Fund. Debt securities issued by REITs are, for the most part, general and unsecured obligations and are subject to risks associated with REITs.

Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. An equity REIT may be affected by changes in the value of the underlying properties owned by the REIT. A mortgage REIT may be affected by changes in interest rates and the ability of the issuers of its portfolio mortgages to repay their obligations. Mortgage REITs are also subject to prepayment risk associated with their underlying mortgages. During periods of declining interest rates, prepayments on mortgages can be expected to accelerate, reducing the REITs’ returns. REITs are dependent upon the skills of their managers and are not diversified. REITs are generally dependent upon maintaining cash flows to repay borrowings and to make distributions to shareholders and are subject to the risk of default by lessees or borrowers. REITs whose underlying assets are concentrated in properties used by a particular industry, such as health care, are also subject to risks associated with such industry. In addition, REITs could possibly fail to qualify for  favorable tax treatment under the Code or to maintain their exemptions from registration under the 1940 Act.

REITs (especially mortgage REITs) are also subject to interest rate risk. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. If the REIT invests in adjustable rate mortgage loans the interest rates on which are reset periodically, yields on a REIT’s investments in such loans will gradually align themselves to reflect changes in market interest rates. This causes the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

REITs may have limited financial resources, may trade less frequently and in a limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically REITs have been more volatile in price than the larger capitalization stocks included in the S&P 500 Index.

DEBT SECURITIES GENERALLY. Certain debt securities may be selected for a Fund’s portfolio for temporary defensive purposes (as discussed in the Prospectus) or diversification purposes (including debt securities that the Adviser believes may offer some opportunities for capital appreciation when stocks are disfavored). Other debt securities may be selected because they are convertible into common stock, as discussed above under “Convertible Securities.” Century Small Cap Select Fund may invest in any debt securities without regard to their investment grade. Although Century Shares Trust may invest in any debt securities of U.S. Government and non-governmental issuers that are of investment grade at the time of purchase (i.e., rated Baa3 or above by Moody’s or BBB- or above by Standard & Poor’s), the Adviser intends that any debt securities purchased by the Fund would be rated A3 or above by Moody’s or A- or above by Standard & Poor’s at the time of purchase.

Debt securities include fixed income securities of any maturity. Fixed income securities pay a specific rate of interest or dividends. Fixed income securities include securities issued by federal, state, and local governments and related agencies and by a wide range of private U.S. issuers. Fixed income securities are subject to interest rate and credit risk. Interest rate risk relates to changes in a security’s value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of the issuer to make payments on principal and interest. Obligations of issuers are subject to the provisions of bankruptcy, insolvency, and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors.

CASH AND OTHER HIGH QUALITY INVESTMENTS. The Funds may temporarily invest a portion of their assets in cash or cash items pending other investments, in connection with the earmarking and maintenance of such assets on the custodian’s books and records, or as part of a temporary defensive strategy as discussed in the Prospectus. These cash items and other high quality corporate debt securities may include a number of money market instruments such as securities issued by the U.S. Government and its agencies, bankers’ acceptances, commercial paper, and bank certificates of deposit. By investing only in high quality money market securities, the Funds may seek to minimize credit risk with respect to such investments. Such investments may prevent the Funds from achieving their investment objectives.

U.S. GOVERNMENT SECURITIES. U.S. Government securities include securities issued or guaranteed by the U.S. Government or its authorities, agencies or instrumentalities. U.S. Government securities have different kinds of government support. For example, some U.S. Government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States, whereas certain other U.S. Government securities issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises are not supported by the full faith and credit of the United States (e.g., debt issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Banks (“FHLBs”)).

Like other fixed income securities, U.S. Government securities are subject to interest rate risk and their market values fluctuate as interest rates change. Thus, for example, the value of an investment in a Fund holding U.S. Government securities may fall during times of rising interest rates. Yields on U.S. Government securities tend to be lower than those of corporate debt securities of comparable maturities.

In addition to investing directly in U.S. Government securities, a Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Government securities. These certificates of accrual and similar instruments may be more volatile than other U.S. Government securities.

U.S. CORPORATE DEBT SECURITIES. The Funds may invest in a wide variety of bonds and related debt obligations of varying maturities issued by U.S. corporations (including banks) and other business entities. Bonds issued by corporations may be fixed or variable rate debt obligations and include bills, notes, debentures, money market instruments and similar instruments and securities. Bonds generally are used by corporations and other business entities to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Corporate bonds and related debt obligations are subject to interest rate and credit risk described above in “Debt Securities Generally.” As stated above in “Debt Securities Generally,” Century Small Cap Select Fund may invest in any U.S. corporate debt securities without regard to their investment grade, and Century Shares Trust is permitted to invest only in U.S. corporate bonds that are of investment grade at the time of purchase (i.e., rated Baa3 or above by Moody’s or BBB- or above by Standard & Poor’s). The Adviser, however, intends that any U.S. corporate debt securities purchased by Century Shares Trust would be rated A3 or above by Moody’s or A- or above by Standard & Poor’s at the time of purchase.

ASSET-BACKED SECURITIES AND MORTGAGE-BACKED SECURITIES. The Funds may invest from time to time in asset-backed or mortgage-backed securities. Century Small Cap Select Fund may invest in any asset-backed or mortgage-backed securities without regard to their investment grade. Century Shares Trust may invest only in asset-backed or mortgage-backed securities that are of investment grade at the time of purchase (i.e., rated Baa3 or above by Moody’s or BBB- or above by Standard & Poor’s) and that are issued by U.S. Governmental and non-governmental issuers. The Adviser intends that any asset-backed or mortgage-backed securities purchased by Century Shares Trust would be rated A3 or above by Moody’s or A- or above by Standard & Poor’s at the time of purchase.

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities may be issued by the U.S. Government or its agencies or instrumentalities (including those whose securities are not supported by the full faith and credit of the United States, such as Freddie Mac, Fannie Mae and FHLBs), or by non-governmental issuers. Interest and principal payments (including prepayments) on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage prepays the remaining principal before the mortgage’s scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying mortgages, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgages vary, there can be no certainty as to the predicted yield or average life of a particular issue of pass-through certificates. Prepayments are important because of their effect on the yield and price of the securities. During periods of declining interest rates, such prepayments can be expected to accelerate and a Fund would be required to reinvest the proceeds at the lower interest rates then available. In addition, prepayments of mortgages which underlie securities purchased at a premium could result in capital loss because the premium may not have been fully amortized at the time the obligation was prepaid. As a result of these principal prepayment features, the values of mortgage-backed securities generally fall when interest rates rise, but their potential for capital appreciation in periods of falling interest rates is limited because of the prepayment feature. Mortgage-backed securities of non-governmental issuers involve prepayment risks similar to those of U.S.-Government-guaranteed mortgage-backed securities and also involve risk of loss of principal if the obligors of the underlying obligations default in payment of the obligations.

ASSET-BACKED SECURITIES. Asset-backed securities may be issued by the agencies or instrumentalities of the U.S. Government, or by non-governmental issuers. Asset-backed securities include securities backed by pools of automobile loans, educational loans, credit card receivables, and secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers of one or more lending banks, or a combination of these bonds and loans. These underlying pools of assets are securitized through the use of trusts and special purpose entities. Payment of interest and repayment of principal on asset- backed securities may be largely dependent upon the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. Asset-backed securities involve risk of loss of principal if the obligors of the underlying obligations default in payment of the obligations. The rate of principal payments on asset-backed securities is related to the rate of principal payments, including prepayments, on the underlying assets. The credit quality of asset-backed securities depends primarily on the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. The value of asset-backed securities may be affected by the various factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement.

Asset-backed securities involve prepayment risks similar to those of mortgage-backed securities described above. (See “Mortgage-Backed Securities” immediately above.)

Because asset-backed securities generally do not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present certain additional risks that are not present with mortgage-backed securities. For example, revolving credit receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give debtors the right to set-off certain amounts owed, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles, rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. If the servicer of a pool of underlying assets sells them to another party, there is the risk that the purchaser could acquire an interest superior to that of holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issue of asset - backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in the automobiles. Therefore, there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities.

Furthermore, asset-backed securities may be collateralized by the fees earned by service providers. The value of asset-backed securities may be substantially dependent on the servicing of the underlying asset and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

COLLATERALIZED MORTGAGE OBLIGATIONS (“CMOS”): STRIPS AND RESIDUALS. A CMO is a security backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. As noted above, Century Small Cap Select Fund may invest in mortgage-backed securities without regard to their investment grade. Century Shares Trust may invest only in mortgage-backed securities that are of investment grade at the time of purchase and issued by U.S. issuers. The issuer’s obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage-backed securities. CMOs are subject to the risk that the collateral supporting the CMO may experience a downgrade or default. CMOs are issued in multiple classes or series which have different maturities representing interests in some or all of the interest or principal on the underlying collateral or a combination thereof. CMOs of different classes are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of CMO first to mature generally will be retired prior to its stated maturity. Thus, the early retirement of a particular class or series of CMO held by a Fund would have the same effect as the prepayment of mortgages underlying a mortgage-backed pass-through security.

CMOs include securities (“Residuals”) representing the interest in any excess cash flow and/or the value of any collateral remaining on mortgages or mortgage-backed securities from the payment of principal of and interest on all other CMOs and the administrative expenses of the issuer. Residuals have value only to the extent income from such underlying mortgages or mortgage-backed securities exceeds the amount necessary to satisfy the issuer’s debt obligations represented by all other outstanding CMOs.

CMOs also include certificates representing undivided interests in payments of interest-only or principal-only (“IO/PO Strips”) on the underlying mortgages. IO/PO Strips and Residuals tend to be more volatile than other types of securities. IO Strips and Residuals also involve the additional risk of loss of a substantial portion of or the entire value of the investment if the underlying securities are prepaid. In addition, if a CMO bears interest at an adjustable rate, the cash flows on the related Residual will also be extremely sensitive to the level of the index upon which the rate adjustments are based.

LOWER-RATED SECURITIES. Century Small Cap Select Fund may invest in securities that are rated below investment grade at the time of purchase (i.e., rated lower than Baa3 by Moody’s or BBB- by Standard & Poor’s), including securities in the lowest rating categories and comparable unrated securities (“Lower-Rated Securities”). Lower-Rated Securities generally provide higher yields, but are subject to greater credit and interest rate risk, than higher quality fixed income securities. Lower-Rated Securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. Achievement of the investment objective of the Fund if investing in Lower-Rated Securities may be more dependent on the Adviser’s own credit analysis than is the case with higher quality bonds. The market for Lower - Rated Securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for Lower-Rated Securities. This reduced liquidity at certain times may affect the values of these securities, may make the valuation and sale of these securities more difficult and may result in greater volatility in these securities. Because such securities are difficult to value, particularly during erratic markets, the values realized upon the sale of such securities may differ from the values at which they are carried by the relevant fund. Securities of below-investment-grade quality are commonly referred to as “junk bonds.” Securities in the lowest rating categories may be in poor standing or in default.

ILLIQUID SECURITIES AND RESTRICTED SECURITIES. The Funds may purchase securities that are subject to legal or contractual restrictions on resale (“restricted securities”); provided, however, that such restricted securities may not exceed 15% of a Fund’s total assets. Generally speaking, restricted securities may be sold (i) only to qualified institutional buyers; (ii) in a privately negotiated transaction to a limited number of purchasers; (iii) in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration; or (iv) in a public offering for which a registration statement is in effect under the Securities Act of 1933, as amended. Issuers of restricted securities may not be subject to the disclosure and other investor protection requirements that would be applicable if its securities were publicly traded.

Where a registration statement is required for the resale of restricted securities, a fund may be required to bear all or part of the registration expenses. A fund may be deemed to be an “underwriter” for purposes of the Securities Act of 1933, as amended when selling restricted securities to the public and, in such event, a fund may be liable to purchasers of such securities if the registration statement prepared by the issuer is materially inaccurate or misleading.

The Funds may also purchase securities that are not subject to legal or contractual restrictions on resale, but that are deemed illiquid. Such securities may be illiquid, for example, because there is a limited trading market for them. A Fund may be unable to sell a restricted or illiquid security. In addition, it may be more difficult to determine a market value for restricted or illiquid securities. Moreover, if adverse market conditions were to develop during the period between a Fund’s decision to sell a restricted or illiquid security and the point at which a Fund is permitted or able to sell such security, a Fund might obtain a price less favorable than the price that prevailed when it decided to sell. This investment practice, therefore, could have the effect of increasing the level of illiquidity of a Fund.

HEDGING. The Funds may from time to time use hedging techniques to attempt to protect against declines in the market value of the Fund’s portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities that have appreciated, or to facilitate selling securities for investment reasons. While there are many hedging techniques, the Adviser currently contemplates only buying put options and/or writing covered call options on securities. However, the Adviser may in the future employ other hedging instruments and strategies if they are consistent with the Fund’s investment objectives, are not prohibited by the Fund’s investment restrictions and are permissible under applicable regulations governing the Fund.

PURCHASING PUTS AND WRITING CALLS. A put option on a security is a contract that gives the holder of the put, in return for a premium, the right to sell to the writer of the put the security underlying the put at a specific exercise price at any time during the term of the put. The Funds can buy puts whether or not they hold the underlying investment in their portfolios. When a Fund purchases a put, it pays a premium and gains the right to attempt to protect itself against a decline in the value of the underlying investment below the exercise price during the put period by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case, that Fund will have paid the premium but lost the right to sell the underlying investment to the writer at the exercise price. However, that Fund may sell the put prior to its expiration. That sale may or may not be at a profit, and could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid for the put sold.

A call option on a security is a contract that gives the holder of the call, in return for a premium, the right to buy from the writer of the call the security underlying the call at a specified exercise price at any time during the term of the call. The writer of a call has the obligation upon exercise of the call to deliver the underlying security upon payment of the exercise price. A Fund will write calls only if they are “covered.” In the case of a call option on a security, the option is “covered” if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other liquid assets in such amount are earmarked and maintained on the Fund’s custodian’s books and records) upon conversion or exchange of other securities held by the Fund.

A Fund will receive a premium for writing a call option, which increases the Fund’s return in the event the call expires unexercised or is closed out at a profit. By writing a call on a security, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the call.

If the writer of a put or call option wishes to terminate its obligation, it may effect a “closing purchase transaction.” This transaction is accomplished, in the case of exchange-traded options, by buying an option of the same series as the option previously written. The effect of the purchase is that the clearing corporation will cancel the writer’s position. The writer of an option may not effect a closing purchase transaction after it has been notified of the exercise of the option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a “closing sale transaction.” This transaction is accomplished by selling an option of the same series as the option previously purchased. There can be no guarantee that a Fund will be able to effect a closing purchase or sale transaction at any particular time. Effecting a closing transaction in the case of a written call option will permit a Fund to write another call option on the underlying security with either a different exercise price or expiration date or both. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Fund investments. If a Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

A Fund, as a writer of a put or call option, will realize a gain from a closing purchase transaction with respect to that option if the cost of the transaction is less than the premium received from writing the option, or, if it is more, the Fund will realize a loss. A Fund, as a holder of a put or call option, will realize a gain if the premium received from a closing sale transaction with respect to that option is more than the premium paid to purchase the option, or, if it is less, the Fund will realize a loss. The principal factors affecting the market value of an option include supply and demand, interest rates, the current market price of the underlying security in relation to the exercise price of the option, the volatility of the underlying security, and the time remaining until the expiration date.

RISK FACTORS ASSOCIATED WITH OPTIONS AND OTHER HEDGING INSTRUMENTS. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. There can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. An exchange-traded option may be closed out only on a national securities exchange, which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, it might not be possible to effect a closing transaction with respect to a particular option. Over-the-counter options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between buyer and seller. Accordingly, they may be closed out only with the other party to the option transaction and generally do not have as much market liquidity as an exchange-traded option.

If a Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If a Fund were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a covered call option, a Fund forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call but, as long as its obligation as a writer continues, has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once a call writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the call and must deliver the underlying security at the exercise price. If a put purchased by a Fund is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price, the Fund will lose its entire investment in the option. Also, where a put on a particular security is purchased to hedge against price movements in a related security, the price of the put may move more or less than the price of the related security. Furthermore, if trading restrictions or suspensions are imposed on the options markets, a Fund may be unable to close out a position. Similarly, if restrictions on exercise were imposed, the Fund might be unable to exercise an option it has purchased.

A Fund’s option activities could affect its portfolio turnover rate and brokerage commissions. For example, the exercise by a Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within a Fund’s control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put. Similarly, the exercise by a holder of a call on securities written by a Fund will also cause the sale of underlying investments, increasing portfolio turnover. The decision whether to exercise a call written by a Fund is not within the Fund’s control, and therefore might cause the Fund to sell the related investments for reasons that would not exist in the absence of the written call. A Fund could pay a brokerage commission each time it buys a put, writes a call, or sells an underlying investment in connection with the exercise of a put by the Fund or the exercise of a call by its holder (in the case of a call written by the Fund). Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.

The use of hedging instruments requires special skills and knowledge of investment techniques. If the Adviser uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce a Fund’s return. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Fund will engage in such transactions at any given time or from time to time.

In addition, a Fund’s use of options and other hedging instruments and strategies may accelerate or bear adversely on the characterization of income to the Fund for federal tax purposes. Moreover, the extent to which each Fund will be able to write and purchase options and other hedging instruments may be restricted by the Trust’s intention to qualify each Fund as a regulated investment company under the Code.

ADDITIONAL RISK FACTORS ASSOCIATED WITH OPTIONS ON FOREIGN SECURITIES. Options on securities may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees; and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. Some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in a Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) lesser trading volume. In addition, unless a Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that a Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the Fund could incur losses as a result of those changes.

SECURITIES LENDING. Each Fund may lend its investment securities in an amount up to 33 1/3% of its total assets to approved institutional borrowers, provided that the Fund receives collateral for each security loaned. In accordance with regulatory requirements, on each business day that the loan is outstanding the collateral must be at least equal to the value of the security loaned. The collateral must consist of cash, bank instrumentalities, or other cash equivalents in which the Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund. When a Fund lends its securities, the Fund receives amounts equal to the dividends or interest on the loaned securities. The Fund also receives one or more of (a) a negotiated loan fee, (b) interest on securities used as collateral, and (c) interest on any short-term debt instrument purchased with such loan collateral.

The Fund might experience a delay in receiving additional collateral to secure a loan, a delay in recovery of the loaned securities if the borrower defaults, or loss of rights in the collateral if the borrower fails financially. Any loss in the market value of securities loaned by the Fund that occurs during the term of the loan would be borne by the Fund and would adversely affect the Fund’s performance. Cash received as collateral through loan transactions may be invested in other eligible securities. To the extent that such cash is re-invested, the Fund is subject to the risk of market depreciation on the investment. A negotiated portion of the income earned on cash collateral invested by the Fund may be paid by the Fund to the borrower, placement agent and/or broker.

The Fund will not have the right to vote securities on loan, but the Fund will terminate the loan and regain the right to vote if it is considered important with respect to the investment.

REPURCHASE AGREEMENTS. Each Fund may acquire securities subject to repurchase agreements, without limit, pending the investment of the proceeds from sales of Fund shares, pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described in the Prospectus. In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet any credit requirements that may be set by the Fund’s Board of Trustees from time to time. Repurchase agreements may be considered loans that are collateralized by the underlying security. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the vendor before the repurchase of the underlying security by the vendor, a Fund may encounter delay or incur costs before being able to sell the underlying security. The Fund’s repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and enforcing its rights and may experience losses if there is any delay in its ability to do so (e.g., due to possible declines in the value of the underlying collateral during the period while the Fund seeks to enforce its rights). The Adviser will monitor the vendor’s creditworthiness to determine whether the vendor is financially sound and will continuously monitor the collateral’s value.

BORROWING. The 1940 Act and the SEC’s current rules, exemptions and interpretations thereunder, permit each Fund to borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks. The Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise. In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund’s holdings would be disadvantageous from an investment standpoint.

If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund’s net asset value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

In addition to borrowings that are subject to 300% asset coverage, each Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made. A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

ASSET SEGREGATION. Certain investment transactions could expose the Funds to an obligation to make future payments to third parties. Examples of these types of transactions, include, but are not limited to, reverse repurchase agreements, short sales, dollar rolls, when-issued, delayed-delivery or forward commitment transactions. To the extent that a Fund engages in such transactions, the Fund will (to the extent required by applicable law) either (1) segregate cash or liquid assets in the prescribed amount or (2) otherwise “cover” its future obligations under the transaction, such as by holding an offsetting investment. If the Fund segregates sufficient cash or other liquid assets or otherwise “covers” its obligations under such transactions, the Fund will not consider the transactions to be borrowings for purposes of its investment restrictions or “senior securities” under the 1940 Act, and therefore, such transactions will not be subject to the 300% asset coverage requirement under the 1940 Act otherwise applicable to borrowings by the Fund.

REVERSE REPURCHASE AGREEMENTS. In a reverse repurchase agreement, a fund sells a security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase that security at an agreed-upon price and time. Under a reverse repurchase agreement, a fund continues to receive any principal and interest payments on the underlying security during the term of the agreement. Reverse repurchase agreements involve the risk that the market value of subject securities may decline below the agreed-upon repurchase price of the securities. In addition, in the event that the other party to the reverse repurchase agreement files for bankruptcy, becomes insolvent, or defaults on its obligations, the fund may be adversely affected. A reverse repurchase agreement transaction will not be considered to constitute the issuance, by a fund, of a “senior security,” as that term is defined in Section 18(g) of the 1940 Act, and therefore such transaction will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by a fund, if the fund covers the transaction in accordance with the requirements described above under the heading “Asset Segregation.”

TEMPORARY DEFENSIVE STRATEGIES. Each Fund may, from time to time, temporarily depart from its principal investment strategies in response to adverse market, economic, political or other conditions. For temporary defensive purposes, each Fund may invest in U.S. dollar-denominated money market funds or other short-term obligations, or hold cash or cash equivalents, without limit. To the extent that the assets of a Fund are invested in temporary defensive positions, the Fund may succeed in avoiding losses, but may fail to achieve its investment objective.

PORTFOLIO TURNOVER. “Portfolio turnover” describes the rate at which a Fund trades its portfolio securities. For example, if a Fund sells all of its securities once during the fiscal year, its portfolio turnover rate would be 100% annually. The historical portfolio turnover rate for each Fund is shown under the heading “Financial Highlights” in the Prospectus. A Fund’s portfolio turnover rate will fluctuate from year to year based on, among other things, market conditions and the amount of shareholder purchases and redemptions. There was no significant variation in the portfolio turnover rates over the two most recently completed fiscal years.

Increased portfolio turnover creates higher brokerage and transaction costs for a Fund, which may reduce its overall performance. Additionally, the realization of capital gains from selling portfolio securities may result in distributions of taxable long-term capital gains to shareholders, since a Fund will normally distribute all of its capital gains realized each year in order to avoid excise taxes under the Code. To the extent that portfolio turnover results in the recognition of short-term capital gains, such gains are typically taxed to shareholders at ordinary income tax rates. (See “Taxation of the Funds” in this Statement of Additional Information and “Dividends and Distributions” and “Tax Consequences” in the Prospectus.)

DISCLOSURE OF PORTFOLIO HOLDINGS

The Funds have adopted a policy and procedures with respect to the disclosure of portfolio securities which are designed to protect the confidentiality of each Fund’s portfolio holdings information and to prevent the selective disclosure of such information. Each Fund provides a complete schedule of its portfolio securities, for each calendar quarter, by posting the information on the Century Funds’ website (www.centuryfunds.com). The information will be posted approximately 10 days after the last day of each calendar quarter and will remain accessible on the website until the posting of the following quarter’s schedule.

In accordance with the Funds’ policy and procedures, each Fund’s nonpublic portfolio holdings information may be disclosed for legitimate business purposes to the Fund’s Adviser, custodian, sub-administrator, registered independent public accounting firm, legal counsel, pricing agents, proxy voting service provider, and other third parties that provide services (collectively, “Service Providers”) to the Fund or the Adviser. This information also may be disclosed to certain mutual fund rating or ranking agencies and third parties that provide analytical services. Disclosure of nonpublic portfolio holdings information is subject to the following requirements: (i) the Fund’s Chief Compliance Officer must make a good faith determination that there is a legitimate business purpose for providing the information and that the disclosure is in the best interests of the Fund; (ii) the information that may be disclosed is limited to that which is reasonably necessary in connection with the services to be provided; and (iii) the recipient agrees to keep the information confidential until it becomes publicly available, or has an independent duty to maintain the confidentiality of the information.

Currently, each Fund’s portfolio holdings are disclosed to the following Service Providers as part of ongoing arrangements that serve legitimate business purposes: Century Capital Management, LLC, ALPS Fund Services, Inc., ALPS Distributors, Inc., State Street Bank and Trust Company, Deloitte & Touche LLP, Broadridge Financial Solutions, Inc., Thomson Reuters Lipper,  FGS Corp., Tier1Net, Inc., FactSet Research Systems, Inc., and ACA Performance Services, LLC. Neither the Fund nor the Adviser receives compensation or other consideration in connection with such arrangements.

The Funds’ Adviser may, for legitimate business purposes within the scope of its official duties and responsibilities, disclose portfolio holdings (whether partial holdings or complete portfolio holdings) and other investment positions that make up a Fund to one or more broker-dealers during the course of, or in connection with, normal day-to-day securities transactions with or through such broker-dealers subject to the broker-dealer’s legal obligation not to use or disclose material nonpublic information concerning the Fund’s portfolio holdings, other investment positions, or securities transactions without the consent of the Fund or its agent.

The Funds’ Chief Compliance Officer (or, in his or her absence, the Funds’ Chief Executive Officer) may authorize the disclosure of the Funds’ portfolio securities in accordance with the policy and procedures described above. Exceptions to the procedures may be made only if approved in writing by both the Chief Executive Officer and Chief Compliance Officer of the Fund as being in the best interests of the Fund, and if the recipient of the information is subject to a confidentiality agreement. The Adviser has adopted procedures to implement the policy and procedures adopted by the Trust. It is the responsibility of the Chief Compliance Officer to monitor compliance with the respective procedures and to provide periodic reports to the Board of Trustees.

Subject to a determination that such disclosure is not impermissible under applicable law or regulation, representatives of the Funds may disclose statistical information that is derived from non-public portfolio holdings information. Specifically, Fund representatives may provide oral or written information about various financial characteristics of a Fund or its underlying portfolio securities including, but not limited to, alpha, beta, earnings growth, price/book value, projected earnings growth, return on equity, standard deviation, tracking error, market capitalization, portfolio turnover, and risk and style characteristics. The statistical information may be provided to members of the press, shareholders in the Fund, persons considering investing in the Fund, or representatives of such shareholders or potential shareholders, such as fiduciaries of a 401(k) plan or a trust and their advisers, and the content and nature of the information provided to each of these persons may differ.

The Funds also provide a complete list of their holdings as of the end of each fiscal quarter, four times during the year. A complete list of holdings appears in the Funds’ Semi-Annual and Annual Reports to shareholders. The Funds file the lists with the SEC on Form N-CSR (for the second and fourth fiscal quarters), and Form N-Q (for the first and third fiscal quarters). Shareholders may view the Funds’ Forms N-CSR and N-Q on the SEC’s website at www.sec.gov. Forms N-CSR and N-Q may also be viewed and copied at the SEC’s Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-732-0330.

The Adviser provides investment advice to clients other than the Funds that have investment objectives that may be substantially similar to those of the Funds. Such clients may have portfolios consisting of holdings substantially similar to those of the Funds. These clients generally have access to current portfolio holding information for their accounts, but do not owe the Adviser or the Funds a duty of confidentiality with respect to disclosure of their portfolio holdings.

MANAGEMENT OF THE TRUST

Subject to the provisions of the Trust’s Agreement and Declaration of Trust, its Bylaws and Massachusetts laws, the business of the Trust is managed by the Trustees named below, and they have all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers. Accordingly, the Trustees are responsible for setting policy and overseeing the Trust’s activities. They also hire and supervise the performance of the companies that provide services to the Trust, such as the investment adviser, the independent accountants, and the custodian.

As a Massachusetts business trust, the Trust is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Trust will hold meetings when required to do so by the 1940 Act or other applicable law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders. Shareholders have the right to elect Trustees only as and when required by the 1940 Act, and may remove a Trustee in accordance with the Trust’s Agreement and Declaration of Trust and Bylaws.

The following table provides information regarding each Trustee and officer of the Trust. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of the Trustees and officers of the Trust is 100 Federal Street, 29th Floor, Boston, Massachusetts 02110.

Name, Year of Birth, Position(s) held with Trust and Length of Time Served	Principal Occupation During Past 5 Years and Other Directorships Held	No. of Portfolios in Fund Complex Overseen
William Gray (1952) Trustee, 2006 to present
Senior Advisor, The Blackstone Group LP (private equity firm); Special Advisor, Chi & Partners (communications firm); Advisor, TruEffect, Inc. (advertising data analytics); Advisor,  Global Cities of Bloomberg Philanthropies (since April 2015). Formerly, North American CEO, Vice Chairman, Director, Ogilvy Group Inc. (communications firm) (retired 2010); Senior Advisor, Digital Artists (social media technology platform) (through February 2016); Advisor Idomoo Ltd. (customer video targeting) (through June 2016); Senior Advisor, Orca TV, LLC (campus-based social media firm) (through September 2016).  Other Directorships: HealthMarkets, Inc. (health insurance); The New York Public Library; First Tee of Connecticut; SeaWorld Parks & Entertainment (Independent Director, since December 2014). Former Directorships: Zinio Holdings LLC (digital newsstand firm) (through October 2016); Harleysville Group, Inc. (through 2011); American Red Cross of Greater New York (Trustee, 1996 to 2002; Chairman 2002 to 2008; Chairman Emeritus, since 2008).
2
Laura A. Johnson (1954) Trustee, 2007 to present
Director of the International Land Conservation Network, Lincoln Institute of Land Policy. Formerly, Bullard Fellow, Harvard Forest, Harvard University (2013-2014). President, Massachusetts Audubon Society (1999-2012). Other Directorships: Chairman, Board of Directors, Land Trust Alliance; member, WGBH Board of Overseers; member of the Corporation, Woods Hole Oceanographic Institute; member, Appalachian Mountain Club (AMC) Board of Advisors; member, Mount Auburn Cemetery Council of Visitors. Former Directorships: Fenn School (2001–2006); Winsor School (trustee, 1990-1996; Alumnae board, 2013-2014).

2

Name, Year of Birth, Position(s) held with Trust and Length of Time Served	Principal Occupation During Past 5 Years and Other Directorships Held	No. of Portfolios in Fund Complex Overseen
Stephen W. Kidder (1952) Trustee, 2005 to present	Partner, Hemenway & Barnes LLP (law firm). Formerly, Managing Partner, Hemenway & Barnes LLP (through 2014); President, Hemenway Trust Company. Other Directorships: President of the Board, Isabella Stewart Gardner Museum; Vice Chairman, Children’s Hospital Trust; Overseer, Boston Symphony Orchestra (since July 2016). Former Directorships: Vice Chairman, Wellesley College (through June 2016).	2
Jerry S. Rosenbloom (1939) Trustee, 1999 to present
Frederick H. Ecker Emeritus Professor of Insurance and Risk Management, The Wharton School, University of Pennsylvania. Fellow, Financial Institutions Center and Fellow, Leonard Davis Institute for Health Economics, The Wharton School. Formerly, Academic Director, Certified Employee Benefit Specialist Program, The Wharton School. Other Directorships: American Institute for Chartered Property Casualty Underwriters; The Insurance Institute of America.; Abramson Cancer Center Director’s Leadership Council (since March 2016). Former Directorships:  Harleysville Mutual Insurance Company and Harleysville Group, Inc. (through April 2012); Advisory Board Member, International Foundation of Employee Benefit Plans (through December 2015).
		2
David D. Tripple (1944) Trustee, 2004 to present	Private investor. Formerly, Chief Executive Officer and Trustee, Pioneer Funds (2000 to 2001); Executive Vice President and Director, The Pioneer Group, Inc. (asset management) (1998 to 2000). Other Directorships: The Calamos Funds (overseeing 26 portfolios in fund complex).	2

Name, Year of Birth, Position(s) held with Trust and Length of Time Served	Principal Occupation During Past 5 Years and Other Directorships Held	No. of Portfolios in Fund Complex Overseen
Ellen M. Zane (1951) Trustee, 2007 to present
CEO Emeritus and Vice Chairman, Board of Trustees of Tufts Medical Center. Formerly, President and CEO of Tufts Medical Center and Floating Hospital for Children (2004 to 2011); Network President, Partners Healthcare System (1994 to 2004).  Other Directorships: Boston Scientific Corporation; Brooks Automation, Inc.; Parexel International Corporation; Fiduciary Trust Company; Harvard School of Public Health, Health Policy & Management Executive Council; Trustee, Vice Chairman, George Washington University; Trustee, Tufts Medical Center; Chairman, Minuteman Health Plan (since 2012); Director, AgNovos Healthcare, LLC (since 2014). Former Directorships: Lincare Corporation (through August 2012); Haemonetics Corporation (through May 2016); Press Ganey Holdings (through October 2016).
		2
INTERESTED TRUSTEES and OFFICERS[1]
Alexander L. Thorndike (1966) Trustee, 1999 to present; Chairman and Principal Executive Officer, 2004 to present	Managing Partner, Century Capital Management, LLC. No other directorships held.	2
Julie A. Smith (1971) Principal Financial Officer, 2008 to present; Chief Compliance Officer, January 2017 to present	Chief Financial Officer, Chief Compliance Officer (January, 2017 to present), Century Capital Management, LLC.	N/A

[1]	Each person listed is considered an “interested person” of the Trust within the meaning of the 1940 Act by virtue of being an officer or employee of the Adviser.

LEADERSHIP STRUCTURE AND OVERSIGHT. The Board consists of seven Trustees, six of whom are not “interested persons” (within the meaning of the 1940 Act) of the Trust (the “Independent Trustees”). The Chairman of the Board, Mr. Alexander L. Thorndike, also serves as the Principal Executive Officer of the Funds and Managing Partner of the Adviser, and as such he participates in the oversight of the Funds’ day-to-day business affairs. Mr. Thorndike is an “interested person” of the Funds. Independent Trustees constitute 86% of the Board.

The Independent Trustees have elected Stephen W. Kidder to serve as the lead Independent Trustee of the Board (the “Lead Trustee”). The Lead Trustee serves as a key point person for dealings between management and the Independent Trustees. Mr. Thorndike communicates and consults with Mr. Kidder regularly on various issues involving the management and operations of the Funds. A portion of each regular meeting of the Board is devoted to an executive session of the Independent Trustees at which no members of management are present. At those meetings, the Independent Trustees consider a variety of matters that are required by law to be considered by the Independent Trustees, as well as matters that are scheduled to come before the full Board, including fund governance and leadership issues, and they are advised by separate, independent legal counsel. Mr. Kidder serves as Chair for those meetings.

The Board has four standing Committees, to which the Board has delegated certain authority and oversight responsibilities, each of which, except for the Valuation Committee, is composed exclusively of Independent Trustees. Through the committees the Independent Trustees consider and address important matters involving the Funds, including those presenting conflicts or potential conflicts of interest for management. The Board reviews its leadership structure periodically and believes that its structure serves to facilitate the orderly and efficient flow of information to the Independent Trustees from management and is appropriate to enable the Board to exercise its oversight of the Funds.

The Funds have retained the Adviser as the Funds’ investment adviser and administrator. The Adviser is responsible for the Funds’ investment activities and the day-to-day administration of the Funds. The Funds face a number of risks. Under the oversight of the Board or the applicable Committee of the Board, the Funds, the Adviser or the Funds’ other service providers employ a variety of processes, procedures and controls in an effort to identify, address and mitigate these risks. In the course of providing that oversight, the Board and the Committees receive a wide range of reports on the Funds’ activities from the Adviser and the Funds’ other service providers, including reports on each Fund’s investment portfolio, compliance with applicable laws, and financial accounting and reporting. The Board also meets periodically with the Funds’ Chief Compliance Officer to receive reports regarding each Fund’s compliance with the federal securities laws and internal compliance policies and procedures. The Board also meets periodically with each Fund’s portfolio managers to receive reports regarding the management of the Fund, including its investment risks.

The Trustees recognize that not all risks that may affect the Funds can be identified, that it may not be practical or cost-effective to mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Funds’ goals, that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness, and that some risks are simply beyond the control of the Funds, the Adviser or other service providers. As a result of the foregoing and other factors, the Funds’ ability to manage risk is subject to substantial limitations. In addition, it is important to note that the Funds are designed for investors who are prepared to accept investment risk, including the possibility that as yet unforeseen risks may emerge in the future.

BOARD COMMITTEES. The Board has established four standing committees to consider matters of importance to non-interested Trustees, the Trust, the Funds and shareholders of the Funds and legal and regulatory requirements.

AUDIT COMMITTEE. The Audit Committee is composed of Messrs. Gray, Kidder, Rosenbloom (Chair) and Tripple, Ms. Johnson and Ms. Zane, each of whom is a non-interested Trustee of the Trust. The primary responsibilities of the Committee are to: (i) assist the Board in fulfilling its oversight responsibilities for the quality and integrity of the accounting, auditing and reporting practices of the Funds; (ii) recommend to the Board the selection, retention or termination of the independent accountant employed by the Funds for the purpose of preparing or issuing an audit report or related work; (iii) be directly responsible for the compensation and oversight of the work of the Funds’ independent accountant, including resolution of disagreements between Fund management and the accountant regarding financial reporting; (iv) pre-approve or establish pre-approval policies and procedures, subject to certain exceptions, concerning all audit and permitted non-audit services to be provided to the Funds and all permitted non-audit services to be provided by the Funds’ independent accountant to the Adviser and to entities controlling, controlled by or under common control with the Adviser that provide ongoing services to the Funds, if the services to be provided by the accountant relate directly to the operations and financial reporting of the Funds; and (v) ensure that the Board is fully informed about any findings or recommendations of the independent accountant.

OVERSIGHT AND GOVERNANCE COMMITTEE. The Oversight and Governance Committee is composed of Messrs. Gray, Kidder, Rosenbloom and Tripple (Chair), Ms. Johnson and Ms. Zane, each of whom is a non- interested Trustee of the Trust. The Committee oversees regulatory and fiduciary compliance matters, reviews and makes recommendations to the Board regarding the scope and content, implementation and administration of certain compliance policies and procedures, and reviews Board governance practices and procedures.

NOMINATING COMMITTEE. The Nominating Committee is composed of Messrs. Gray, Kidder (Chair), Rosenbloom and Tripple, Ms. Johnson and Ms. Zane, each of whom is a non-interested Trustee of the Trust. The Committee selects and nominates other non-interested Trustees of the Trust in the event a position is vacated or created. The Committee also recommends Trustees to serve on committees and to chair such committees and reports to the Trustees on its activities.

The Committee will consider nominees to the Board recommended by shareholders (each, a “Shareholder Recommendation”). The Shareholder Recommendation must include a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person recommended by the shareholder (the “candidate”); (B) the number of shares of each series (and class) of the Trust owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K (generally information regarding family relationships, business experience and involvement in certain legal proceedings) or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with the election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Trust (as defined in the 1940 Act) and, if not an “interested person,” information regarding the candidate that will be sufficient for the Trust to make such determination. In addition, the Shareholder Recommendation must include the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; the recommending shareholder’s name as it appears on the Trust’s books; the number of shares of each series (and class) of the Trust owned beneficially and of record by the recommending shareholder; and a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Committee may require the candidate to furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve on the Board or to satisfy applicable law. Any Shareholder Recommendations should be submitted to the Committee in care of the Secretary of the Trust, Century Capital Management, 100 Federal Street, Boston, MA 02110. The Committee maintains full discretion to reject nominees recommended by shareholders and there is no assurance that any person so recommended and considered by the Committee will be nominated for election to the Board.

VALUATION COMMITTEE. The Valuation Committee is composed of Messrs. Thorndike (Chair), Tripple and Kidder. The Committee reviews procedures and methodologies for the valuation of securities for purposes of determining the net asset value of the Funds. The Committee oversees the implementation of these procedures and, pursuant to these procedures, determines the valuation of securities for which market quotations are not readily available.

During the fiscal year ended October 31, 2016, the Board held 4 meetings, the Oversight Committee held 4 meetings, the Audit Committee held 2 meetings, and the Nominating Committee held 1 meeting.

QUALIFICATIONS OF TRUSTEES. The following provides an overview of the considerations that led the Board to conclude that each individual serving as a Trustee of the Trust should so serve. The current members of the Board have joined the Board at different points in time since 1999. Generally, no one factor was decisive in the original selection of an individual to join the Board. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with the other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, where relevant, other investment companies) and other complex enterprises and organizations; and (iv) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

In respect of each current Trustee, the individual’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Funds, were a significant factor in the determination that the individual should serve as a Trustee of the Trust. The following is a summary of each Trustee’s professional experience and additional considerations that contributed to the Board’s conclusion that an individual should serve on the Board:

William Gray: Mr. Gray has substantial business, executive and board experience at a number of publicly-traded and privately-held companies as well as civic and nonprofit organizations. For example, Mr. Gray served as Co-Chief Executive Officer of Ogilvy & Mather Worldwide, Inc., North America Region (a global advertising agency) and he has served as Chairman of the American Red Cross of Greater New York and Trustee and Executive Committee Member of The New York Public Library.

Laura A. Johnson: Ms. Johnson has substantial executive and board experience at a number of privately-held and nonprofit organizations. Ms. Johnson is an attorney and served as the President of the Massachusetts Audubon Society from 1999 – 2012. In addition, she has served as a Corporation Member of the Wood’s Hole Oceanographic Institute and the Stewardship Council of the Massachusetts Department of Conservation and Recreation.

Stephen W. Kidder: Mr. Kidder has extensive legal experience and experience serving as a fiduciary in the capacity of a board member of a number of nonprofit institutions. Mr. Kidder is a partner of a law firm, has served as Commissioner of Revenue for the Commonwealth of Massachusetts and has served as General Counsel to the Secretary for Administration and Finance.

Jerry S. Rosenbloom: Mr. Rosenbloom has extensive risk management expertise and significant board experience. In addition, he has served as chairman of the audit committees of numerous public companies and non-profit organizations. Mr. Rosenbloom is the Frederick H. Ecker Emeritus Professor of Insurance and Risk Management at The Wharton School, University of Pennsylvania. He also is a Fellow of the Financial Institutions Center and a Fellow of the Leonard Davis Institute for Health Economics, at The Wharton School. Mr. Rosenbloom was the Academic Director, Certified Employee Benefit Specialist Program, at The Wharton School. Mr. Rosenbloom’s board experience includes service on the Boards of Harleysville Group, Inc., the American Institute for Chartered Property Casualty Underwriters, the Insurance Institute of America, the S.S. Huebner Foundation for Insurance Education, and a number of nonprofit organizations.

David D. Tripple: Mr. Tripple has extensive experience in the investment management industry and substantial board experience. Mr. Tripple was the President and CEO of Pioneer Management Corporation, an investment management firm, and served as the CEO and a Trustee of the Pioneer Funds. He also has significant portfolio management experience.

Ellen M. Zane: Ms. Zane has extensive executive and board experience at a number of for profit, public and nonprofit institutions. Ms. Zane was the President and CEO of Tufts Medical Center and the Floating Hospital for Children. Ms. Zane’s board experience includes service on the boards of Parexel International Corporation, Lincare Corporation, Fiduciary Trust Company, Harvard School of Public Health, Tufts Medical Center and other large and complex organizations.

Alexander L. Thorndike: Mr. Thorndike is the managing partner of the Adviser and has extensive finance and business experience. Mr. Thorndike has significant experience as a portfolio manager.

In certain cases, additional considerations contributed to the Board’s conclusion that an individual should serve on the Board.

TRUSTEE AND OFFICER TERM LIMITS. The Board has adopted a retirement policy for non-interested Trustees, which provides that the mandatory retirement date for each non-interested Trustee is October 31 after such Trustee reaches the age of 75; provided, however, that the retirement date may be extended at any time by a unanimous vote of the non-interested Trustees (other than the non-interested Trustee subject to the vote), not to exceed October 31 after such Trustee reaches the age of 78.  For interested Trustees or officers, however, there is no mandatory retirement age. The Board may modify these policies from time to time in accordance with the Trust’s Agreement and Declaration of Trust. On September 21, 2016, the Board approved extending Mr. Rosenbloom’s retirement date to October 31, 2017.

Each Trustee otherwise continues to serve after election until either his or her resignation or removal in accordance with the Trust’s Agreement and Declaration of Trust. Each officer of the Trust holds office until his or her successor is elected and qualified to carry out the duties and responsibilities of the office or until he or she resigns or is removed from office.

TRUSTEE FUND OWNERSHIP. The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in the Funds as of December 31, 2016. The filing by the Trust of this Statement of Additional Information with the SEC shall not be construed as an admission that any of the individuals listed in the following table are beneficial owners of any shares of any Fund for purposes of Section 16(a) of the Exchange Act or otherwise.

Trustee	Dollar Range of Equity Securities in the Funds*		Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
William Gray	Century Shares Trust	$10,001-$50,000	$10,001-$50,000
	Century Small Cap Select Fund	$10,001-$50,000

Laura A. Johnson	Century Shares Trust	$10,001-$50,000	$10,001-$50,000
	Century Small Cap Select Fund	$10,001-$50,000

Stephen W. Kidder	Century Shares Trust	Over $100,000	Over $100,000
	Century Small Cap Select Fund	Over $100,000

Jerry S. Rosenbloom	Century Shares Trust	Over $100,000	Over $100,000
	Century Small Cap Select Fund	Over $100,000

Trustee	Dollar Range of Equity Securities in the Funds*		Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies
David D. Tripple	Century Shares Trust	$10,001-$50,000	$50,001-$100,000
	Century Small Cap Select Fund	$10,001-$50,000

Ellen M. Zane	Century Shares Trust	$10,001-$50,000	$50,001-$100,000
	Century Small Cap Select Fund	$10,001-$50,000

Interested Trustees
Alexander L. Thorndike	Century Shares Trust	Over $100,000	Over $100,000
	Century Small Cap Select Fund	Over $100,000

*	Securities are valued as of December 31, 2016.

NON-INTERESTED TRUSTEE OWNERSHIP OF SECURITIES ISSUED BY THE ADVISER OR PRINCIPAL UNDERWRITER OR RELATED COMPANIES. To the knowledge of the Trust, as of December 31, 2016, the non- interested Trustees and their immediate family members did not own beneficially or of record securities of an investment adviser or principal underwriter of the Funds or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Adviser or ALPS Distributors, Inc., the Funds’ principal underwriter.

COMPENSATION. Each non-interested Trustee receives a retainer of $4,000 per calendar quarter from the Trust for his or her services. The chairperson of the Audit Committee receives an additional retainer of $1,125 per calendar quarter, the Lead Independent Trustee receives an additional retainer of $750 per calendar quarter, and the Chairpersons of the Oversight and Governance Committee and Nominating Committee each receive an additional retainer of $375 per calendar quarter. In addition, each non-interested Trustee is also paid a fee of $5,500 for each meeting of the Board of Trustees attended or participated in, as the case may be. The non-interested Trustees are not paid an additional fee from the Trust for attendance at and/or participation in meetings of the various committees of the Board. The non-interested Trustees are also reimbursed for meeting-related expenses. Non-interested Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance.

Because of their affiliations with the Adviser, Mr. Thorndike and Ms. Smith will receive no compensation from the Trust (or any series thereof) for serving as a Trustee and/or officer of the Trust.

Other than as set forth in the table below, no current Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof with respect to the fiscal year ended October 31, 2016. The Trust does not pay pension or retirement benefits to its Trustees or officers.

Independent Trustee	Aggregate Compensation Paid by Century Shares Trust	Aggregate Compensation Paid by Century Small Cap Select Fund	Total Compensation from the Trust Paid to Trustees*
William Gray	$16,604	$15,222	$38,000
Laura A. Johnson	$16,604	$15,222	$38,000
Stephen W. Kidder	$18,088	$16,560	$41,375
Jerry S. Rosenbloom	$18,571	$17,024	$42,500
David D. Tripple	$17,260	$15,823	$39,500
Ellen M. Zane	$16,605	$15,222	$38,000

* Total compensation from the Trust includes amounts paid by the Century Growth Opportunities Fund, a former series of the Trust, which liquidated on October 21, 2016.

CODES OF ETHICS. Both the Trust and the Adviser have adopted codes of ethics under Rule 17j-1 under the 1940 Act. Both codes of ethics permit personnel of the Trust and the Adviser, subject to the codes, to invest in securities, including securities that may be purchased or held by the Funds. However, the Code of Ethics requires that employees who have access to information about the purchase or sale of the Funds’ securities obtain approval before executing personal trades. The Code of Ethics is designed to place the interests of the Funds’ shareholders before the interests of the Adviser’s employees.

PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy which delegates the right and obligation to vote proxies related to its portfolio securities to the Adviser. Therefore, the Board of Trustees of the Trust has reviewed and approved the use of the proxy voting policies and procedures of the Adviser, on behalf of the Funds, when exercising voting authority on behalf of the Funds. The Trust’s Amended and Restated Proxy Voting Policy and the Adviser’s Proxy Voting Policies and Procedures are attached to this Statement of Additional Information as Appendix A.

The Adviser’s proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how each Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2016 is available, without charge, upon request to the Trust, by calling 800-321-1928. The information is also available on the Securities and Exchange Commission’s website at http://www.sec.gov.

PRINCIPAL HOLDERS OF SECURITIES

PRINCIPAL HOLDERS. The following chart sets forth the names, addresses, and percentage ownership of those shareholders known by the Trust to own beneficially or of record 5% or more of the outstanding shares of a class of a Fund as of January 31, 2017:

CENTURY SHARES TRUST/ INSTITUTIONAL SHARES	National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310*	9.62%
	Charles Schwab & Co. Inc. Reinvest Account Mutual Fund Operations 9601 E. Panorama Circle Mail Stop DEN 2 02 052 Englewood, CO 80112-3441*	8.67%
CENTURY SMALL CAP SELECT FUND/ INVESTOR SHARES	Charles Schwab & Co. Inc. Reinvest Account Mutual Fund Operations 9601 E. Panorama Circle Mail Stop DEN 2 02 052 Englewood, CO 80112-3441*	27.04%
	Vanguard Fiduciary Trust Company 400 Devon Park Drive Wayne, PA 19087*	23.98%
	National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310*	23.90%
CENTURY SMALL CAP SELECT FUND/ INSTITUTIONAL SHARES	Mercer Trust Company Custodian Marsh & McLennan Companies 401K Savings and Investment Plan One Investors Way MS N-4-L Norwood, MA 02062*	63.93%
	National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310*	7.72%
	Mercer Trust Company Cust FBO Marsh McLennan Agency 401K Savings Investment Plan Attn DC Plan Admin MS N-4-L One Investors Way Norwood, MA 02062	5.50%
*	Believed to be record owner.

TRUSTEE AND OFFICER OWNERSHIP. As of January 31, 2017, the Trustees and officers of the Trust as a group owned 3.53% of the outstanding Institutional Shares of Century Shares Trust, 6.13% of the outstanding Institutional Shares of Century Small Cap Select Fund, and less than 1% of the outstanding Investor Shares of Century Small Cap Select Fund.

INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER. Century Capital Management, LLC is the Fund’s investment adviser (“Century” or the “Adviser”). The Adviser, which was formed as a Delaware limited liability company on November 10, 2003, is located at 100 Federal Street, 29th Floor, Boston, Massachusetts 02110. As of the date of this Statement of Additional Information, Alexander L. Thorndike exercises voting control over the Adviser. Mr. Thorndike acts as the Managing Partner of the Adviser and serves as a Trustee of the Trust. (See the Trustee and Officer chart above in “Management of the Trust” for a list of Mr. Thorndike’s principal occupations during the past five years.)

Each Fund pays the Adviser an investment advisory fee computed on the Fund’s average daily net assets, as follows:

Fund	Annual Rate
Century Shares Trust	0.80%
Century Small Cap Select Fund	0.95%

With respect to the last three completed fiscal years, each Fund paid investment advisory fees in the amounts set forth below:

Fund	2016	2015	2014
Century Shares Trust	1,708,024	$1,798,228	$1,712,967
Century Small Cap Select Fund	1,825,158	$2,905,463	$3,931,983

As investment adviser to the Funds, the Adviser acts with discretionary authority to invest the assets of each Fund. The investment advisory agreement between the Adviser and the Trust, on behalf of each Fund, provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its contractual duties, the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any investment policy or the purchase, sale, or retention of any security on the recommendation of the Adviser to the Fund under the agreement.

Century Shares Trust offers one class of shares and, accordingly, the investment advisory fees are paid by that class. Century Small Cap Select Fund offers two classes of shares. The investment advisory fees are allocated to each class of shares based upon the relative portion of the Fund’s net assets represented by that class, as are other fund expenses unless allocations can be made directly to a class, as with the expenses of distributing and servicing shares of the Fund’s Investor Class under the Distribution and Service (12b‑1) Plan, transfer and shareholder servicing agent fees and expenses, and the costs of holding shareholder meetings (to the extent such expenses pertain only to a specific class).

ADMINISTRATOR. Under a separate Administration Agreement between the Adviser and the Trust, on behalf of Century Shares Trust, the Adviser also performs (or arranges for the performance of) certain management and administrative services necessary for the operation of the Funds. These services include providing office space, equipment and facilities, supervising relations with each Fund’s custodian, transfer agent, accountants, attorneys and other third-party service providers, maintaining each Fund’s existence and records and maintaining each Fund’s registration and qualification for sale of its shares. As compensation for its administrative services, each Fund pays the Adviser a monthly fee equal to a rate of 0.10% per annum of the Fund’s average daily net assets.

With respect to the last three completed fiscal years, each Fund paid administration fees in the amounts set forth below:

Fund	2016	2015	2014
Century Shares Trust	$213,503	$224,779	$214,121

The Administration Agreement provides that, in performing its duties and obligations under the administration agreement, the Adviser shall not be held liable except in the case of its willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties.

The Administration Agreement permits the Adviser to enter into an agreement with one or more third parties pursuant to which such third parties may provide sub-administrative services to the Fund. Accordingly, the Adviser has entered into a sub-administration agreement with ALPS Fund Services, Inc. to provide certain administrative services to the Fund.

Pursuant to the terms of the Investment Advisory and Management Services Agreement between the Adviser and the Trust, on behalf of Century Small Cap Select Fund, the Adviser also performs (or arranges for the performance of), certain management and administrative services necessary for the operation of the Fund. These services include providing office space, equipment and facilities, supervising relations with the Fund’s custodian, transfer agent, accountants, attorneys and other third-party service providers, maintaining the Fund’s existence and records and maintaining the Fund’s registration and qualification for sale of its shares. The Adviser has entered into a sub-administration agreement with ALPS Fund Services, Inc. to provide certain administrative services to the Fund. The Adviser may be reimbursed by the Fund for the allocated cost of the Adviser’s employees’ providing certain shareholder services, transfer agency, financial, accounting, administrative and other clerical functions to the Fund. The amount of such reimbursement does not constitute any part of, and is paid in addition to, the management fees. The Fund will pay all other expenses not borne by the Adviser. The Adviser may from time to time pay such expenses for the Fund, subject to reimbursement of all or part of those amounts by the Fund or the respective classes.

PRINCIPAL UNDERWRITER. ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203 is the Trust’s principal underwriter (“ALPS” or the “Distributor”) and acts as Distributor in connection with the offering of the Funds’ shares pursuant to a distribution agreement between the Trust and ALPS.

DISTRIBUTION AND SERVICE PLANS. Century Small Cap Select Fund has adopted a Distribution and Service Plan (the “Plan”) for its Investor Shares under Rule 12b-1 under the 1940 Act. Under this Plan, the Fund may pay for all or a portion of the costs incurred in connection with the distribution and/or servicing of the Investor Shares. Among other things, the Fund may make payments to brokers, dealers or other financial institutions for distribution, administrative, and account maintenance services they perform, including financing payment of sales commissions and/or the advance of service fee payments and may bear the costs of sales literature, advertising and prospectuses, statements of additional information and reports (other than those furnished to current shareholders), and certain other distribution expenses. All such payments are subject to the review of the non-interested Trustees of the Trust. The 0.25% per annum maximum service and distribution fee payable by the Fund is computed based on the average daily net assets of the Fund attributable to the outstanding Investor Shares. The Plan also provides that the Adviser (out of its own resources, including, without limitation, the management fee it receives from the Fund) may pay for promotional, distribution and/or shareholder servicing activities with respect to the Investor Shares.

With respect to the fiscal year ended October 31, 2016, Century Small Cap Select Fund’s Investor Shares made payments of $167,351 for fees paid to brokers, dealers and other financial institutions for distribution and/or shareholder services.

The Plan has been approved by a vote of the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the Plan or related agreements (referred to herein as the “Independent 12b-1 Plan Trustees”), cast in person at a meeting called for the purpose of voting on it. The Plan also has been approved by the holders of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund’s Investor Shares. Unless the Plan is terminated as described below, it will continue in effect from year to year but only if the Trust’s Board of Trustees and the Independent 12b-1 Plan Trustees specifically vote annually to approve its continuance by a vote cast in person at a meeting called for the purpose of voting on continuing the Plan. The Board of Trustees and the Independent 12b-1 Plan Trustees must approve all material amendments to the Plan, and an amendment to increase materially the amount of payments to be made under the Plan must be approved by a majority of the outstanding shares of the Investor Shares. The Plan may be terminated at any time by the vote of a majority of the Independent 12b-1 Plan Trustees or by the vote of the holders of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund’s Investor Shares.

The Plan states that while it is in effect, the selection and nomination of those Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust be committed to the discretion of the current non- interested Trustees. This does not prevent the involvement of others in the selection and nomination process, as long as the final decision as to selection or nomination is approved by a majority of the non-interested Trustees of the Trust.

OTHER MATTERS RELATED TO SHAREHOLDER SERVICES AND DISTRIBUTION-RELATED SERVICES. The Distributor may enter into agreements with selected broker-dealers, banks or other financial institutions (collectively, “Financial Institutions”) for distribution of the Funds’ shares. These Financial Institutions may charge a fee for their services and may receive shareholder service or other fees from parties other than the Distributor. These Financial Institutions may otherwise act as processing agents and are responsible for promptly transmitting purchase, redemption and other requests to the Funds.

TRANSFER AGENT AND DIVIDEND PAYING AGENT. Atlantic Shareholder Services, LLC, 3 Canal Plaza, Portland, Maine, is the Funds’ transfer agent and dividend paying agent with respect to all classes of shares of the Funds.

CUSTODIAN. State Street Bank and Trust Company (the “Custodian”), One Heritage Drive, North Quincy, Massachusetts, is the custodian of the Funds’ cash and investment securities. The Custodian also is responsible for receipt and delivery of the Funds’ investment securities, as well as other matters specified in the custodial agreement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  Deloitte & Touche LLP, 555 Seventeenth Street, Suite 3600, Denver, Colorado, is the independent registered public accounting firm for the Trust. The independent registered public accounting firm is responsible for auditing each of the Fund’s financial statements and financial highlights.

PORTFOLIO MANAGERS

OTHER ACCOUNTS MANAGED. The following table lists the number and types of accounts managed by each portfolio manager (other than the Funds) and the assets under management in those accounts as of October 31, 2016.

	Registered Investment Company Accounts		Other Pooled Investment Vehicle Accounts		Other Accounts
Portfolio Manager	Number of Accounts	Assets Managed ($)	Number of Accounts	Assets Managed ($)	Number of Accounts	Assets Managed ($)
Alexander L. Thorndike	0	--	0	--	0	--
Kevin Callahan	0	--	0	--	0	--

POTENTIAL CONFLICTS OF INTEREST. At Century, a portfolio manager may manage multiple accounts for multiple clients. Managing multiple accounts may give rise to potential conflicts of interest including, for example, conflicts related to the allocation of investment opportunities. A portfolio manager may have an incentive to allocate favorable or limited investment opportunities or structure the timing of investments to favor accounts that have a higher advisory fee or a performance fee. Century Capital has adopted and implemented policies and procedures regarding the allocation of trades and brokerage which it believes address the conflicts associated with managing multiple accounts for multiple clients. These policies and procedures generally require that securities be allocated among clients in a manner that is fair and equitable and consistent with the firm’s fiduciary duty to each client. In addition, Century Capital conducts periodic testing and internal reviews designed to detect favorable treatment of one account over another.

COMPENSATION. Each portfolio manager receives a compensation package that includes a base salary and annual bonus. Each portfolio manager’s base salary is determined annually and reflects the portfolio manager’s level of experience and his responsibilities and tenure at the firm. Each portfolio manager is an equity owner of Century and, as such, receives periodic distributions of the firm’s profits in proportion to his level of ownership interest. All employees, including the portfolio managers, are eligible to participate in the firm’s 401(k) plan. The firm’s annual contribution to the plan is discretionary and based primarily on the firm’s profitability.

Alexander L. Thorndike, portfolio manager of Century Shares Trust and Century Small Cap Select Fund, and Kevin W. Callahan, portfolio manager of Century Shares Trust, may receive a bonus that is linked to the respective Fund’s pre-tax investment performance over a one-year period relative to the Fund’s benchmark (the Russell 1000® Growth Index for Century Shares Trust and the Russell 2000® Growth Index for Century Small Cap Select Fund). The bonus is not linked to the investment performance of other accounts managed by the portfolio manager.

OWNERSHIP OF SECURITIES. As of October 31, 2016, the dollar range of shares of each Fund beneficially owned by the Fund’s portfolio managers was as follows:

Portfolio Manager	Fund	Dollar Range of Equity Securities in the Fund owned by Portfolio Manager
Alexander L. Thorndike	Century Shares Trust	Over $1,000,000
	Century Small Cap Select Fund	Over $1,000,000
Kevin Callahan	Century Shares Trust	Over $1,000,000
	Century Small Cap Select Fund	$100,001-$500,000

BROKERAGE ALLOCATION AND OTHER PRACTICES

The Funds’ portfolio transactions are executed by broker-dealers and banks selected by the Adviser. With respect to the last three completed fiscal years, the Funds paid the following amounts in brokerage commissions:

Fund	2016	2015	2014
Century Shares Trust	$135,333	$108,433	$421,499
Century Small Cap Select Fund	$473,715	$583,114	$1,109,545

Significant changes in brokerage commissions paid by a Fund from year to year have been due to changing asset levels and/or portfolio turnover. Changes in the amount of brokerage commissions paid by a Fund do not reflect material changes in that Fund’s investment objective or strategies over these periods.

The policy of the Adviser in placing orders for the purchase and sale of securities for a Fund is to seek best execution, taking into account such factors as price; commission; the broker-dealer’s ability to ensure that securities will be delivered on the settlement date; the willingness of the broker-dealer to commit its capital and purchase a thinly traded security for its own inventory; whether the broker-dealer specializes in block orders or large program trades; the broker-dealer’s knowledge of the market and the security; the broker-dealer’s ability to maintain confidentiality; the broker-dealer’s ability to provide access to new issues; the broker-dealer’s ability to provide support when placing a difficult trade; the financial condition of the broker-dealer; and whether the broker-dealer has the infrastructure and operational capabilities to execute and settle the trade. The Adviser periodically reviews commission rates and the execution and settlement services provided.

The Adviser is permitted by Section 28(e) of the Exchange Act, when placing portfolio transactions for a fund, to cause a fund to pay brokerage commissions in excess of that which another broker-dealer might charge for executing the same transaction in order to obtain research and brokerage services if the Adviser determines that such commissions are reasonable in relation to the overall services provided. Consistent with the Adviser’s policy regarding best execution, where more than one broker is believed to be capable of providing best execution for a particular trade, the Adviser may take into consideration the receipt of research and brokerage services in selecting the broker-dealer to execute the trade. Although certain research and brokerage services from broker-dealers may be useful to a Fund and to the Adviser, it is the Adviser’s opinion that such information only supplements its own research efforts since the information must still be analyzed, weighed and reviewed by the Adviser’s staff. To the extent that research and brokerage services of value are received by the Adviser, the Adviser may avoid expenses that it might otherwise incur.

The term “brokerage and research services” includes advice as to the value of securities and the advisability of investing in, purchasing or selling securities; analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; investment research reports; access to analysts; electronic data services; reports or databases containing corporate, fundamental, and technical analyses; portfolio modeling strategies; economic research services; and trade analytics that assist the firm’s investment management process. Such services are typically received in the form of written or electronic reports, access to specialized financial publications, telephone contacts and personal meetings with security analysts, but may also be provided in the form of access to computer software and meetings arranged with corporate and industry representatives.

Research and brokerage services may include products obtained from third parties if the Adviser determines that such product or service constitutes brokerage and research as defined in Section 28(e) and interpretations thereunder. The Adviser has entered into Commission Sharing Agreements with certain broker-dealers pursuant to which the broker-dealers pool a portion of the commissions paid by the Adviser’s clients, including the Funds, for securities transactions. The pooled commissions are used primarily to acquire research from third party research providers.

Research and brokerage services received from broker-dealers may benefit the Fund for which the trade is executed and/or it may be used for the benefit of any other account(s) under the management of the Adviser. The Adviser does not seek to allocate soft dollar benefits to client accounts proportionately to the soft dollar credits the accounts generate.

Investment decisions for the Funds are made independently from those for other clients of the Adviser and suitability is a paramount consideration. Nevertheless, it is possible that at times the same securities are acceptable for the Funds and for one or more other client accounts, including other collective investment vehicles and accounts in which the Adviser or its affiliates may have interests. In such cases, purchase or sale orders may be aggregated if the Adviser determines that it facilitates the Adviser in achieving best execution for its clients, including the Funds. The Adviser maintains allocation procedures designed to allocate securities and prices fairly and equitably between the Funds and the Adviser’s various other accounts.

It is the policy of the Funds that neither a Fund nor the Adviser may compensate a broker-dealer for the promotion or sale of Fund shares by directing to the broker-dealer the Fund’s portfolio securities transactions or any remuneration received or to be received from the Fund’s portfolio transactions effected through any broker-dealer.

Each Fund is required to identify any securities of its “regular brokers or dealers” (as such term is defined in the 1940 Act) that the Fund acquired during the most recent fiscal year. During the fiscal year ended October 31, 2016, none of the Funds acquired the securities of any of their regular brokers.

CAPITAL STOCK AND SHAREHOLDER AND TRUSTEE LIABILITY

Pursuant to the Trust’s Agreement and Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of two series of the Trust: Century Shares Trust and Century Small Cap Select Fund. Except with respect to differences arising among different series and different classes within a series as described in the Prospectus and in this Statement of Additional Information, each share has the same rights as every other share. Shares have no preemptive rights and are fully paid and non-assessable. Shares are freely transferable, and each share has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders. Each share of a Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

SERIES OF SHARES OF THE TRUST. The Trustees may create and issue additional series of shares, subject to the 1940 Act and the rules promulgated thereunder, when and if they may determine, without further action by the shareholders. The Trust’s Agreement and Declaration of Trust gives the Trustees authority to fix and determine the relative rights and preferences as between different series of the Trust as to dividends and other distributions and on liquidation or termination of the Trust, and also to determine provisions concerning investment, reinvestment, sinking or purchase trusts, conversion rights, the manner of determining Trustee remuneration with respect to such series, and conditions under which (to the extent permitted by the 1940 Act) the several series shall have separate voting rights or no voting rights. Each series may have separate voting rights on matters in which interests of one series are different from interests of another series, and votes as a separate series on matters that affect that series alone. The consideration received from the sale of shares of any series and all assets in which such consideration is invested or reinvested and all income and proceeds thereof will irrevocably belong to that series for all purposes, and they will be charged with the liabilities of the Trust in respect of that series, with assets and liabilities not readily identifiable as those of a particular series being allocated by the Trustees as they deem fair and equitable.

Upon a liquidation of the Trust or any series of the Trust, holders of shares would receive a pro rata portion of the net assets remaining after settlement of liabilities, including those of the respective classes, if applicable.

CLASSES OF SHARES OF A SERIES. The Board of Trustees also has the power, without shareholder approval, to divide shares of any series of the Trust, including the Funds, into two or more classes. The Trustees have currently authorized the establishment and designation of one class of shares (the Institutional Shares) for Century Shares Trust, and two classes of shares (the Institutional Shares and the Investor Shares) for Century Small Cap Select Fund. All classes of any series invest in the same investment portfolio. Each class of shares has its own dividends and distributions, pays certain expenses that may be different for the different classes, may have a different net asset value, may have separate voting rights on matters in which interests of one class are different from interests of another class, and votes as a class on matters that affect that class alone.

The methodology for calculating the net asset value, dividends and distributions of each Fund’s share classes recognizes two types of Fund expenses. General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund’s total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class. Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, prospectuses, statements of additional information and other materials for current shareholders, fees to non-interested Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs. Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class. Examples of such expenses include the Distribution and Service Plan fees for Investor Shares, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares. However, dividends on the Investor Shares are expected to be lower than dividends on the Institutional Shares because of the effect of the asset-based Distribution and Service Plan charge on the Investor Shares. Those dividends also will differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

SHAREHOLDER AND TRUSTEE LIABILITY. The Trust’s Agreement and Declaration of Trust contains an express disclaimer of shareholder or Trustee liability for the obligations of the Trust or any series thereof (including the Funds). It also provides for indemnification and reimbursement of expenses out of the property of the applicable series for any shareholder held personally liable for its obligations. The Agreement and Declaration of Trust also states that upon request, a series shall assume the defense of any claim made against a shareholder for any act or obligation of the series and shall satisfy any judgment on that claim. Massachusetts law permits a shareholder of a Massachusetts business trust (such as the Trust) to be held personally liable as a “partner” in certain circumstances. However, even if those circumstances applied, the risk that a shareholder of the Trust would incur financial loss from being held liable as a “partner” of a Fund is limited to the relatively remote circumstances in which the Fund in which the shareholder invests would be unable to meet its obligations.

The contractual arrangements of the Trust or any series thereof state that any person doing business with the Trust or such series (and each shareholder of any series of the Trust, including the Funds) agrees under the Agreement and Declaration of Trust to look solely to the assets of the Trust for satisfaction of any claim or demand that may arise out of any dealings with the Trust or any series. In addition, to the extent permitted by law, the Trustees shall have no personal liability to any such person.

PURCHASE, REDEMPTION AND PRICING OF SHARES

PURCHASE AND REDEMPTION OF SHARES. The “Shareholder Information” section of the Prospectus provides a description of how an investor can purchase, redeem and exchange Fund shares. See “Purchasing Shares” and “Redeeming Shares.”

Exchange Privilege. You are permitted to redeem shares in a Fund by telephone for the purpose of using the redemption proceeds to purchase shares of another Century Fund. Before initiating an exchange, you should read the portions of the Prospectus pertaining to the Fund you want to acquire. The Fund you are exchanging into must be available for sale in your state and the registration for both accounts must be identical. Exchanges will be effected at the respective net asset values of the Funds involved as next determined after receipt of the exchange request. You will not be charged any additional fees for the transaction. A Fund may modify or terminate this exchange privilege at any time without prior notice.

For federal income tax purposes, an exchange is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of the shares received in the exchange (except for exchanges within retirement accounts). You should consult your tax advisor about the tax consequences of exchanging Fund shares.

If you wish to utilize this exchange privilege, please call 800-303-1928. The Transfer Agent will use reasonable procedures to confirm the identity of shareholders and the authenticity of exchange instructions, including requiring personal identification, but will not be liable for following instructions communicated by telephone that are reasonably believed to be genuine. This privilege is automatically available to you without any further action on your part.

Cost Basis Reporting. Legislation passed by Congress in 2008 requires a Fund (or its administrative agent) to report to the IRS and furnish to Fund shareholders the cost basis information for Fund shares purchased on or after January 1, 2012, and sold on or after that date. In addition to the present law requirement to report the gross proceeds from the sale of Fund shares, a Fund will also be required to report the cost basis information for such shares and indicate whether these shares had a short-term or long-term holding period. For each sale of Fund shares a Fund will permit Fund shareholders to elect from among several IRS-accepted cost basis methods, including average cost. In the absence of an election, a Fund will use a first in, first out cost basis method. The cost basis method elected by a Fund shareholder (or the cost basis method applied by default) for each sale of Fund shares may not be changed after the settlement date of each such sale of Fund shares. Fund shareholders should consult with their tax advisors to determine the best IRS-accepted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting law applies to them. The requirement to report only the gross proceeds from the sale of Fund shares will continue to apply to all Fund shares acquired through December 31, 2011, and sold on and after that date.

DETERMINATION OF OFFERING PRICE. The method for determining each Fund’s net asset value per share is summarized in “Shareholder Information--Pricing of Fund Shares” in the Prospectus. As described in the Prospectus, the net asset values of Fund shares are computed by the Funds’ Custodian as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (normally 4:00 p.m., New York City time) (the “NYSE Close”) on each day that the Exchange is open for trading (a “Business Day”). For purposes of computing the net asset value, the Custodian will normally use pricing data for domestic equity securities received shortly after the NYSE Close and will not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income securities and foreign securities will normally be priced by the Custodian using data reflecting the earlier closing of the principal markets for those securities.

The market value of a Fund’s portfolio securities is generally determined as follows:

•
Domestic securities for which market quotes are readily available – For securities for which the primary market is in the United States,  equity securities are valued at the last reported sale price or, if available, the official closing price on the primary market or exchange on which they are traded, as reported by an independent pricing service. If no sales price or official closing price is reported, market value is generally determined based on quotes or closing prices obtained from a quotation reporting system, established market maker, or reputable pricing service. For unlisted securities and for exchange-listed securities for which there are no reported sales or official closing prices, market value is generally determined using closing bid prices.

•
Foreign securities for which market quotes are readily available – For securities for which the primary market is outside of the United States, market value is generally determined on the basis of the last reported sales price or, if available, the official closing price. For unlisted securities and for exchange-listed securities for which there are no reported sales or official closing prices, market value is generally determined using the last evaluated quotes or closing bid prices. Portfolio securities and other assets initially valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates prevailing at the time the Fund’s daily NAV is computed by the Custodian. As a result, the NAV of a Fund’s shares may be affected by fluctuations in values of foreign currencies in relation to the U.S. dollar even though there has not been any change in the values of such securities measured in terms of the foreign currencies in which they are determined.

•
Short-term instruments (remaining maturity of 60 days or less) – Valued at amortized cost, unless particular circumstances dictate otherwise (for example, if the issuer’s creditworthiness has become impaired).

•	Exchange-traded options (if any) – Valued at the settlement price determined by the relevant exchange.

•	Portfolio securities and other assets for which market quotes are not readily available – Valued in good faith pursuant to policies approved by the Board of Trustees of the Trust.

If market quotations for a portfolio security are not readily available or do not accurately reflect fair value for a security, or if a security’s value has been materially affected by a significant event occurring after the close of the exchange or market on which the security is principally traded (for example, a foreign exchange or market), the value of the security is determined by the Fund’s Valuation Committee in accordance with procedures adopted by the Board that are intended to reflect the fair value of the security. When fair valuation is used, the value of investments used to determine the Fund’s net asset value may differ from quoted or published prices for the same investments. In addition, due to the subjective and variable nature of fair value pricing, it is possible that the value determined for a particular security may be materially different from the value realized upon the sale of the security.

TAXATION OF THE FUNDS

TAX STATUS AND TAXATION OF EACH FUND. The following discussion of U.S. federal income tax consequences of investment in the Funds is based on the Code, U.S. Treasury regulations, and other applicable authority, as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal tax considerations generally applicable to investments in the Funds. There may be other tax considerations applicable to particular shareholders. Shareholders should consult their own tax advisors regarding their particular situation and the possible application of foreign, state and local tax laws. Each series of the Trust is treated as a separate entity for federal income tax purposes and is not combined with the other series of the Trust. Each Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, and intends to meet the requirements necessary to qualify each year as a regulated investment company. If the Funds so qualify, they will pay no federal income or excise tax on the earnings they timely distribute to shareholders and they will eliminate or reduce to a nominal amount the federal taxes to which they may be subject.

In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, each Fund must, among other things:

(a)
derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b)
diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c)
distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid--generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income (if any), for such year.

Special rules potentially provide limited relief from the application of the rule generally requiring a regulated investment company to look through its 20% voting interest in a corporation, including a regulated investment company, to the assets thereof for purposes of the diversification test.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the regulated investment company. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (i) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for federal income tax purposes because they meet the passive income requirement under Code section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. For purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect a Fund’s ability to meet the diversification test in (b) above. If a Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income or gains distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, defined below). If a Fund were to fail to meet the income, diversification or distribution test described above, the Fund could in some cases cure such failure, including by paying a Fund -level tax, paying interest, making additional distributions or disposing of certain assets. If a Fund were ineligible to or otherwise did not cure such failure for any taxable year, or if the Fund were otherwise to fail to qualify for the special federal income tax treatment accorded regulated investment companies in such taxable year, all of its taxable income would be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders), and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Such distributions could be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders provided, in both cases, the shareholder meets certain holding period and other requirements in respect of a Fund’s shares. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

Each Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), net tax-exempt income (if any), and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). However, any investment company taxable income retained by a Fund will be subject to tax at regular corporate rates. A Fund may also retain for investment its net capital gain. If a Fund retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who, in turn, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.

Each Fund is subject to a 4% nondeductible excise tax on amounts that have been retained rather than distributed, as required, under a prescribed formula. The formula generally requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s taxable ordinary income for the calendar year and at least 98.2% of the excess of its capital gains over capital losses realized during the one-year period ending October 31 of such year as well as amounts that were neither distributed nor taxed to the Fund during the prior calendar year. Although each Fund’s distribution policies should enable it to avoid excise tax liability, a Fund may retain (and be subject to income or excise tax on) a portion of its capital gain or other income if it appears to be in the interest of such Fund.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a Fund’s net investment income. Instead, potentially subject to certain limitations, each Fund may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable year. Distributions from capital gains are generally made after applying any available capital loss carryforwards. Capital loss carryforwards are reduced to the extent that they offset current year net realized capital gains, whether the Fund retains or distributes such gains. If a Fund incurs or has incurred net capital losses in taxable years beginning after December 22, 2010 (“post-2010 losses”), those losses will be carried forward to one or more subsequent taxable years without expiration to offset capital gains realized during such subsequent taxable years; any such carryforward losses will retain their character as short-term or long-term. If a Fund incurred net capital losses in a taxable year beginning on or before December 22, 2010 (“pre-2011 losses”), the Fund is permitted to carry such losses forward for eight taxable years; in the year to which they are carried forward, such losses are treated as short-term capital losses that first offset any short-term capital gains, and then offset any long-term capital gains. A Fund must use any post-2010 losses, which will not expire, before it uses any pre-2011 losses. This increases the likelihood that pre-2011 losses will expire unused at the conclusion of the eight-year carryforward period.

See the Funds’ most recent annual shareholder reports for each Fund’s available capital loss carryforwards as of the end of its more recently ended fiscal year.

TAXATION OF FUND DISTRIBUTIONS AND SALE OF FUND SHARES. Distributions of net investment income are generally taxable to shareholders as ordinary income. Taxes on distributions of capital gains are determined by how long a Fund owned (or is deemed to have owned) the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case with reference to capital loss carryforwards) that are properly reported by that Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to shareholders as long-term capital gains includible in net capital gains and taxed to individuals at reduced rates. Distributions of the excess of net short-term capital gains over net long-term capital losses will generally be taxable to shareholders as ordinary income.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, estates and trusts to the extent their income exceeds certain threshold amounts. Certain details of the implementation of this tax remain subject to future guidance. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, exchange or other taxable disposition of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in a Fund.

Distributions are taxable to shareholders whether shareholders receive them in cash or reinvest them in additional shares. A shareholder whose distributions are reinvested in shares will be treated as having received a dividend equal to the fair market value of the new shares issued to the shareholder. Shareholders not subject to tax on their income generally will not be required to pay tax on amounts distributed to them.

A dividend paid to shareholders in January generally is deemed to have been paid by a Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

Distributions of net investment income properly reported by a Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the reduced rates applicable to net capital gain provided that holding period and other requirements are met at both the shareholder and Fund levels. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, that Fund must meet holding period and other requirements with respect to some portion of the dividend paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to that Fund’s shares. In general, a dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for the purposes of the limitation on deductibility of interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company.

If these holding period and other requirements are met at both the shareholder and Fund level, qualified dividend income will be taxed in the hands of individuals at the reduced rates applicable to net capital gain. If the aggregate qualified dividends received by a Fund during any taxable year are 95% or more of its gross income, then 100% of that Fund’s dividends (other than properly reported Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short -term capital gain over net long-term capital loss.

Dividends from domestic corporations may comprise a substantial part of each Fund’s gross income. If any such dividends constitute a portion of a Fund’s gross income, a portion of the income distributions of such Fund may be eligible for the 70% deduction for dividends received generally available to corporations to the extent of eligible dividends received by the Fund from domestic corporations. Shareholders will be informed of the portion of dividends which so qualify. A dividend received by a Fund will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock (generally, stock acquired with borrowed funds)).

Any distribution of income that is attributable to (i) income received by a Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by a Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

Distributions in excess of a Fund’s current and accumulated “earnings and profits” will be treated by a shareholder receiving such distributions as a tax-free return of capital to the extent of such shareholder’s basis in its shares in the Fund, and thereafter as capital gain. A return of capital is not taxable, but reduces a shareholder’s basis in its shares thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholders of its shares.

Dividends and distributions on a Fund’s shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects either unrealized gains or realized but undistributed income or gains. Such distributions may reduce the fair market value of a Fund’s shares below the shareholder’s cost basis in those shares.

Sale, Exchange, or Redemption of Shares. The sale, exchange or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the Fund owned (or is deemed to have owned) the shares for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other substantially identical shares are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

Upon the redemption, sale or exchange of Fund shares, the Fund or, in the case of shares purchased through a financial intermediary, the financial intermediary may be required to provide you and the IRS with cost basis and certain other related tax information about the Fund shares you redeemed, sold or exchanged. See the Funds’ Prospectus for more information.

Special tax rules apply to investments though defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of a Fund as an investment through such plans and the precise effect of such an investment on their particular tax situation.

TAX SHELTER REPORTING REGULATIONS. If a shareholder were to recognize a loss with respect to a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder would be required to file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their individual tax advisors to determine the applicability of these regulations in light of their individual circumstances.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS. A Fund’s transactions in options or other derivatives, as well as any of its other hedging, short sale, or similar transactions, may be subject to one or more special tax rules (including mark-to-market, straddle constructive sale, wash sale and short sale rules). In a given case, these rules may accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund’s securities, convert long-term capital gains into short-term capital gains, convert short-term capital losses into long- term capital losses, or otherwise affect the character of the Fund’s income. These rules could therefore affect the amount, timing and/or character of distributions to, and thus taxes payable by, shareholders and cause differences between a Fund’s book income and taxable income. The Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interest of the Fund.

Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether a Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a Fund-level tax.

Any investment by a Fund in equity securities of REITs qualifying as such under Subchapter M of the Code may result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Dividends received by the Fund from a REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.

A Fund may invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”) (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of a Fund’s income (including income allocated to the Fund from a REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a regulated investment company will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, a Fund investing in such interests may not be a suitable investment for charitable remainder trusts, as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

Each Fund may invest a portion of its assets in one or more ETFs, which generally are regulated investment companies under Subchapter M of the Code. Dividends received by a Fund from an ETF may qualify as qualified dividend income or as eligible for the corporate dividend-received deduction to the extent of the ETF’s underlying qualifying dividend income, when such Fund meets the holding period requirements in the ETF’s shares and certain other requirements are met.

Income, proceeds and gains earned by a Fund from investments in foreign securities, if any, might be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on the Fund’s securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Foreign countries generally do not impose taxes on capital gains with respect to investments by foreign investors. Shareholders generally will not be entitled to claim a credit or deduction with respect to such foreign taxes imposed on the Fund.

Any transaction by the Fund in foreign currencies, foreign currency-denominated debt obligations or certain foreign currency options, futures contracts or forward contracts (or similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned and can cause differences between a Fund’s book and taxable income. Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

Equity investments by a Fund in certain “passive foreign investment companies” (“PFICs”) could potentially subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”  Because it is not always possible to identify a foreign corporation as a PFIC, a Fund may incur the tax and interest charges described above in some instances.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero -coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) that are acquired by a Fund will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in the Fund’s income (and required to be distributed by the Fund) over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by a Fund in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, a Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by a Fund may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

If a Fund holds the foregoing kinds of obligations, or other debt obligations subject to special rules under the Code, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or, if necessary, by liquidation of portfolio securities including at a time when it may not be advantageous to do so. A Fund may realize gains or losses from such liquidations. In the event a Fund realizes net long-term or short-term capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend or ordinary income dividend, respectively, than they would in the absence of such transactions.

Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as whether or to what extent the Fund should recognize market discount on a debt obligation, when the Fund may cease to accrue interest, OID or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by a Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.

TAX-EXEMPT SHAREHOLDERS. Income of a regulated investment company that would be UBTI if earned directly by a tax-exempt entity generally will not constitute UBTI when distributed to a tax-exempt shareholder of the regulated investment company. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in a Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b).

A tax-exempt shareholder may also recognize UBTI if a Fund recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in registered investment companies that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in section 664 of the Code) that realizes any UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI as a result of investing in a Fund that recognizes “excess inclusion income.” Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a Fund that recognizes “excess inclusion income,” then the Fund will be subject to a tax on that portion of its “excess inclusion income” for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, each Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund.

CRTs and other tax-exempt investors are urged to consult their tax advisors concerning the consequences of investing in the Fund.

The foregoing is only a summary of some of the important U.S. federal tax considerations generally affecting purchasers of shares of a Fund. No attempt is made to present herein a complete explanation of the federal income tax treatment of each Fund or its shareholders, and this discussion is not intended as a substitute for careful tax planning. In addition, the foregoing discussion is based on tax laws and regulations which are in effect on the date of this Statement of Additional Information; such laws and regulations may be changed by legislative, judicial or administrative action, and such changes may be retroactive. Accordingly, prospective purchasers of shares of a Fund are urged to consult their tax advisors with specific reference to their own tax situation, including the potential application of state, local and (if applicable) foreign taxes.

BACKUP WITHHOLDING. Each Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to, and the proceeds of share sales, exchanges, or redemptions made by, any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. The backup withholding tax rate is 28%.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

NON-US SHAREHOLDERS. Distributions by a Fund to shareholders  that are not “U.S. persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends and (3) interest-related dividends, each as defined and subject to certain conditions described below, generally are not subject  to withholding of U.S. federal income tax

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders. If a Fund invests in a RIC that properly reports and pays Capital Gain Dividends, short-term capital gain dividends or interest-related dividends to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to foreign shareholders.

The exceptions to withholding for Capital Gain Dividends and short term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is treated as effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests as described below. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation. A Fund is permitted to report such part of its dividends as interest-related or short-term capital gain dividends as are eligible, but is not required to do so.

In the case of shares held through an intermediary, the intermediary is permitted to withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders. Foreign shareholders should contact their intermediaries regarding the application of these rules to their accounts.

Distributions by a Fund to foreign shareholders other than Capital Gain Dividends, short-term capital gain dividends, and interest-related dividends (e.g. dividends attributable to foreign source dividend and interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

A  foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Fund unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder  is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of “U.S. real property interests” (“USRPIs”) apply to the foreign shareholder’s  sale of shares of the Fund (as described below).

Foreign shareholders with respect to whom income from a Fund is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax.  If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Special rules would apply if a Fund were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition of USRPIs described below.  Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or former USRPHC.  A Fund that holds, directly or indirectly, significant interests in REITs may be a USRPHC. Interests in domestically controlled QIEs, including REITs and RICs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in RICs generally are not USRPIs, but these exceptions do not apply for purposes of determining whether a Fund is a QIE.

If an interest in the Fund were a USRPI, the Fund would be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5% foreign shareholder, in which case such foreign shareholder generally would also be required to file U.S. tax returns and pay any additional taxes due in connection with the redemption.

If a Fund were a QIE, under a special “look-through” rule, any distributions by the Fund to a foreign shareholder (including, in certain cases, distributions made by the Fund in redemption of its shares) that are attributable directly or indirectly to (i) distributions received by the Fund from a lower-tier RIC or REIT that the Fund is required to treat as USRPI gain in its hands, and (ii) gains realized on the disposition of USRPIs by the Fund, would retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders and would  be subject to U.S. tax withholding. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (e.g., as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s  current and past ownership of the Fund.

Foreign shareholders of a Fund may also be subject to “wash sale” rules prevent the avoidance of the tax-filing and payment obligations discussed above through the sale and repurchase of Fund shares.

Whether or not a Fund is characterized as a QIE will depend upon the nature and mix of the Fund’s assets.  The Funds generally do not expect to be QIEs.

Foreign shareholders should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, concerning the application of these rules to their investment in a Fund.

In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder  must comply with special certification and filing requirements relating to its non-US status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). Foreign shareholders should consult their tax advisers in this regard.

A beneficial holder of Fund shares who is a foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

OTHER REPORTING AND WITHHOLDING REQUIREMENTS. Sections 1471-1474 of the Code and the U.S. Treasury Regulations and IRS guidance issued thereunder (collectively, “FATCA”) generally require each Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends and 30% of the gross proceeds of share redemptions or exchanges and certain Capital Gain Dividends it pays on or after January 1, 2019. If a payment by a Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., Capital Gain Dividends and short-term capital gain and interest-related dividends).

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

UNDERWRITER

The Trust and ALPS Distributors, Inc. (the “Distributor”) are parties to a distribution agreement dated September 1, 2012 (the “Distribution Agreement”) and amended on November 1, 2016 pursuant to which the Distributor acts as principal underwriter for the Trust’s shares. The Distributor has agreed to use its best efforts in distributing Fund shares but is not obligated to sell any particular number of shares. The Distributor does not receive compensation from the Trust for distribution of Fund shares. The Distributor’s principal place of business in located at 1290 Broadway, Suite 1100, Denver, CO 80203.

FINANCIAL STATEMENTS

The audited financial statements and financial highlights of each of the Funds constituting the Trust, including the report of the independent registered public accounting firm, for the fiscal year ended October 31, 2016, included in the Trust’s annual report and filed with the SEC pursuant to Section 30(d) of the 1940 Act and the rules promulgated thereunder, are hereby incorporated by reference into this Statement of Additional Information. You may obtain copies of the annual report without charge upon request to the Trust.

APPENDIX A

CENTURY CAPITAL MANAGEMENT TRUST
(THE “TRUST”)

PROXY VOTING POLICY
Amended as of September 13, 2016

The Board of Trustees of the Trust has delegated to the investment adviser (the “Adviser”) of each of the constituent series of the Trust (the “Funds”), the right and obligation to vote proxies for shares that are owned by the Funds, in accordance with the Adviser’s proxy voting policy (the “CCM Proxy Voting Policy”), which is attached hereto as Appendix A. The Trust has delegated this responsibility to the Adviser because it believes that the persons purchasing and selling securities for the Funds and analyzing the performance of the Funds’ securities are in the best position and have the information necessary to vote proxies in the best interests of the Funds and their shareholders.

The CCM Proxy Voting Policy has been designed to ensure that proxies are voted in the best long-term economic interests of the Funds, and the Policy contains provisions for addressing material conflicts of interest that may arise in connection with proxy voting. The Adviser shall carry out its duties under the CCM Proxy Voting Policy in a manner consistent with the Adviser’s fiduciary obligations to the Funds. The Adviser shall deliver any material amendments to the CCM Proxy Voting Policy to the Trust promptly after any such amendment has been adopted by the Adviser.

The Adviser shall: (i) report on its proxy-voting activities at least annually to the Board of Trustees of the Trust; (ii) maintain such records and provide such voting information as is required for the Trust’s regulatory filings including, without limitation, Form N-PX and the required disclosure of policy called for by Item 13 of Form N-1A; and (iii) shall provide such additional information as may be requested, from time to time, by the Board of Trustees of the Trust.

This Proxy Voting Policy (including the CCM Proxy Voting Policy) shall be made available without charge, upon request, by calling 1-800-321-1928. In addition, to the extent required by applicable law, the CCM Proxy Voting Policy shall be included in the Trust’s SAI.

CENTURY CAPITAL MANAGEMENT, LLC
PROXY VOTING POLICY AND PROCEDURES

I.  INTRODUCTION

As a registered investment adviser, Century Capital Management, LLC (“CCM”, “we” or “us”) has a fiduciary duty to act solely in the best interests of our clients. As part of this duty, we recognize that we must make voting decisions that are in the best interests of our clients. The purpose of this Statement of Proxy Voting Policies and Procedures (this “Statement”) is to set forth our policies and procedures for voting securities owned by our clients for which we exercise voting authority and discretion. This Statement has been designed to ensure that proxies are voted in the best interests of our clients in accordance with our fiduciary duties and Rule 206(4)-6 of the Investment Advisers Act of 1940. This Statement does not apply to any client that has explicitly retained authority and discretion to vote its own proxies or delegated such authority and discretion to a third party; and CCM takes no responsibility for the voting of any proxies on behalf of any such client.

II.  PROXY VOTING PROCEDURES

The guiding principle by which CCM votes on all matters submitted to security holders is the maximization of the ultimate economic value of our clients’ holdings. CCM does not permit voting decisions to be influenced in any manner that is contrary to, or dilutive of, the guiding principle set forth above. It is our policy to avoid situations where there is any material conflict of interest or perceived conflict of interest affecting our voting decisions.

It is the general policy of CCM to vote on all matters presented to security holders in any proxy, and these policies and procedures have been designed with that in mind. However, CCM reserves the right to abstain on any particular vote or otherwise withhold its vote on any matter if in the judgment of CCM, the costs associated with voting such proxy outweigh the expected benefits to clients, or if the circumstances make such an abstention or withholding otherwise advisable and in the best interests of our clients, in the judgment of CCM.

For clients that have delegated to CCM the discretionary power to vote the securities held in their account, CCM does not generally accept any subsequent directions on matters presented to shareholders for a vote, regardless of whether such subsequent directions are from the client itself or a third party. Unless CCM has agreed otherwise, CCM views the delegation of discretionary voting authority as an “all-or-nothing” choice for its clients.

A.         ADMINISTRATION OF POLICIES AND PROCEDURES

Certain aspects of the administration of these proxy voting policies and procedures are governed by a separate committee (the “Proxy Voting Committee”), which currently consists of the Managing Partner, the Chief Compliance Officer (CCO), and the Chief Financial Officer. The composition of the Proxy Voting Committee may change from time to time. The Proxy Voting Committee will review periodically CCM’s voting policies and procedures and may adopt changes from time to time as a result of such review. On all matters submitted to the Proxy Voting Committee, the Committee makes its decisions by a vote of a majority of the members of the Committee present (whether in person or by communications equipment) at the meeting. At any meeting of the Proxy Voting Committee, a majority of the members of the Committee then in office shall constitute a quorum.

B.           PROXY VOTING RESPONSIBILITIES AND PROCESS

The following procedures will be followed with respect to each proxy received by CCM:

1.
Each proxy will be reviewed by the Portfolio Manager (“PM”) or the research analyst assigned to cover the issuer. The PM or analyst will determine whether a matter to be voted is covered in the “Voting Guidelines” set forth below.

2.
If a matter to be voted is covered in the Voting Guidelines and the relevant Guideline provides affirmative guidance as to how the matter should be voted, the PM or analyst may instruct the proxy voting administrator to vote the proxy in accordance with the Guideline and no further action shall be necessary.

3.
If, however, (i) the matter is not covered in the Voting Guidelines or (ii) the matter is covered in the Voting Guidelines but (a) the Guideline does not give affirmative guidance as to how the matter should be voted or (b) the PM or analyst determines to recommend that the matter be voted in a manner inconsistent with the guidance in the Voting Guideline (including a proposed abstention or withheld vote), then the PM or analyst shall notify the CCO, who shall determine whether a material conflict of interest exists with respect to CCM’s voting of the proxy. Matters described in (i) and (ii)(a) and (ii)(b) are referred to herein, collectively, as “Further Action Matters”.

4.
The CCO shall review each Further Action Matter to determine whether a material conflict of interest exists between CCM, on the one hand, and the relevant advisory client, on the other hand, arising out of the provision of certain services or products by CCM to the issuer on whose behalf the proxy is being solicited or any other relevant material conflict of interest.

5.	If the CCO determines that no material conflict of interest exists with respect to the Further Action Matter, the PM or analyst may vote the proxy as proposed.

6.	If, however, the CCO determines that a material conflict of interest does exist with respect to the Further Action Matter, then the following procedures shall be followed:

(i)
If the recommendation as to how the Further Action Matter should be voted is contrary to the recommendation of management of the issuer, then the proxy may be voted in accordance with the recommendation and no further action is necessary.

(ii)
If, however, the recommendation as to how the Further Action Matter should be voted is consistent with management’s recommendation, then a special meeting of the Proxy Voting Committee will be convened to consider and determine how the matter should be voted in accordance with paragraph 7 below.

7.
In the event that a Further Action Matter is submitted to the Proxy Voting Committee, the Committee will review the voting rationale, consider whether business relationships between CCM and the company have influenced the proposed inconsistent vote, and decide the course of action to be taken in the best interests of our clients.

C.	CONFLICTS OF INTEREST

CCM recognizes that there is a potential conflict of interest when it votes a proxy solicited by an issuer with whom it has a material business or other relationship that may affect how CCM votes on the issuer’s proxy, including, for example, an issuer whose retirement plan is managed by CCM.

All CCM employees involved in the proxy voting process are expected to perform their tasks relating to the voting of proxies in accordance with the principles set forth above, according the first priority to the economic interests of our clients. If a PM or analyst becomes aware of any potential or actual conflict of interest or perceived conflict of interest regarding the policies and procedures described herein or any particular vote on behalf of any client, he or she should contact the CCO. If  a PM or analyst is pressured or lobbied either from within or outside of CCM with respect to any particular voting decision, he or she should contact the CCO.

As noted under “Proxy Voting Responsibilities and Process” above, CCM’s CCO is responsible for reviewing each Further Action Matter and determining whether a material conflict of interest exists between CCM, on the one hand, and the relevant advisory client, on the other hand. In doing so, the CCO shall take into account all available facts and circumstances, including the relationship of CCM and any of its managing members (or the equivalent thereof), officers (or the equivalent thereof) and employees with the issuer soliciting the proxy as well as the nature of the Further Action Matter to be voted on. If the CCO has any doubt as to whether a Further Action Matter involves a conflict of interest and/or whether that conflict is material, the CCO may call a meeting of the Proxy Voting Committee to consider and make a determination regarding such potential conflict.

III.  CLIENT ACCESS TO POLICIES, PROCEDURES AND PROXY VOTING RECORD

This Statement is available to all of CCM’s clients upon request, subject to the provision that these policies and procedures are subject to change at any time without notice.

Information regarding the proxy voting record of each series of Century Capital Management Trust (the “Century Funds”) is available, without charge, upon request.  In addition, the proxy voting record for each of the Century Funds for the 12-month period ended June 30 may be obtained on the SEC’s website.  Absent any legal or regulatory requirement to the contrary, however, it is generally our policy to maintain the confidentiality of the votes cast on behalf of other clients. Any of our clients may obtain details of how we have voted the securities in the client’s account by contacting CCM’s Compliance Officer. CCM generally does not disclose the results of voting decisions to third parties. CCM shall provide to any registered investment company that is a sub-advisory client of CCM any and all information regarding the voting of its securities as such registered investment company requests.

IV.  RECORDKEEPING

CCM maintains records of all proxies voted in accordance with Section 204-2 of the Advisers Act. As required and permitted by Rule 204-2(c) under the Advisers Act, the following records are maintained:

•	a copy of this Statement;

•
proxy statements received regarding client securities are maintained by the firm unless such proxy statements are available on the Securities and Exchange Commission’s EDGAR database, in which case CCM relies on such electronic copies on EDGAR;

•	a record of each vote cast is maintained by CCM;

•	a copy of any document created by CCM that was material to making a decision as to how to vote proxies on behalf of a client or that memorializes the basis for that decision; and

•	each written client request for proxy voting records and our written response to any (written or oral) client request for such records.

V.  VOTING GUIDELINES

This Statement is designed to be responsive to the wide range of subjects that can have a significant effect on the investment value of the securities held in our clients’ accounts. Although CCM reserves the right to depart from the voting guidelines set forth below if such departure is consistent with the best interests of its clients, CCM will generally apply the voting guidelines when reviewing proxy issues.

ELECTIONS OF DIRECTORS: In many instances, the election of directors is a routine voting issue. Unless there is a proxy fight for seats on the board or we determine that there are other compelling reasons for withholding votes for directors, we will often vote in favor of the management-proposed slate of directors. That said, we believe that directors have a duty to respond to shareholder actions that have received significant shareholder support. We will withhold votes for directors that disregard shareholder interests or fail to act on key issues such as failure to implement proposals to declassify boards, failure to implement a majority vote requirement, failure to submit a rights plan to a shareholder vote and failure to act on tender offers where a majority of shareholders have tendered their shares. We will generally vote against directors who are on a company’s compensation committee if we strongly disagree with their compensation decisions. We will also vote against a director whose qualifications appear lacking or contrary to the interests of the shareholders. We will also consider management’s track record in delivering shareholder value and representing shareholders’ best interests when considering each proxy vote. We will generally vote against members of a company’s audit committee if we are aware of significant corporate governance issues that the audit committee or the company has not addressed to our satisfaction. In addition, we will withhold votes for directors who fail to attend at least seventy-five percent of board meetings within a given year without a reasonable excuse. We will vote against management efforts to stagger board member terms because a staggered board may act as a deterrent to a takeover proposal.  If a majority of the board members do not meet the standards for independence required by the listing standards of the NYSE, we will vote against all directors who do not meet such standards.

APPOINTMENT OF AUDITORS: The selection of an independent accountant to audit a company’s financial statements is generally a routine business matter. CCM believes that management remains in the best position to choose the accounting firm and will support management’s recommendation, except that we may vote against the appointment of auditors if the proposed auditors are not well known or well respected, if the fees for non-audit related services are disproportionate to the total audit fees paid by the company (i.e., if fees for non-audit services exceed 30% of the total audit fees paid) or if there are other reasons to question the independence of the company’s auditors or their prior conduct or advice.

CHANGES IN CAPITAL STRUCTURE: Changes in a company’s charter, articles of incorporation or by-laws are often technical and administrative in nature. Absent a compelling reason to the contrary, CCM will cast its votes in accordance with the company’s management on such proposals. However, we will review and analyze on a case-by-case basis any non-routine proposals that are likely to affect the structure and operation of the company or have a material economic effect on the company, such as proposals to increase authorized common stock when it is necessary to implement a stock split, aid in a restructuring or acquisition or provide a sufficient number of shares for an employee savings plan, stock option or executive compensation plan. A satisfactory explanation of a company’s intentions must be disclosed in the proxy statement for proposals requesting an increase of greater than ten percent of the shares outstanding. We will oppose increases in authorized common stock where there is evidence that the shares will be used to implement a poison pill or another form of anti-takeover device, or if the issuance of new shares could excessively dilute the value of the outstanding shares upon issuance.

CORPORATE RESTRUCTURINGS, MERGERS AND ACQUISITIONS: CCM believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, we will analyze such proposals on a case by case basis, weighing heavily the views of any research analysts that cover the company and the investment professionals managing the portfolios in which the stock is held. In general, we will vote against a merger or acquisition that we believe is not in the long-term best interests of the shareholders or where the potential benefits are unclear.

PROPOSALS AFFECTING SHAREHOLDER RIGHTS: CCM believes that certain fundamental rights of shareholders should be protected. We will vote in favor of proposals that give shareholders a greater voice in the affairs of the company and oppose any measure that seeks to limit those rights, except that we will vote against a proposal if we believe that that any adverse economic impact of the proposal on shareholders outweighs any improvement in shareholder rights.

CORPORATE GOVERNANCE: CCM recognizes the importance of good corporate governance in ensuring that management and the board of directors fulfill their obligations to the shareholders. We will vote in favor of proposals promoting transparency and accountability within a company. For example, we will vote in favor of proposals providing for equal access to proxies, a majority of independent directors on the board and key committees, and separating the positions of chairman and CEO.

ANTI-TAKEOVER MEASURES: CCM believes that measures that impede takeovers or entrench management not only infringe on the rights of shareholders but may also have a detrimental effect on the value of the company. We will generally oppose proposals, regardless of whether they are advanced by management or shareholders, the purpose or effect of which is to entrench management or dilute shareholder voting power. Conversely, we will support proposals that would restrict or otherwise eliminate anti-takeover measures that have already been adopted by corporate issuers. For example, we will support shareholder proposals that seek to require the company to submit a shareholder rights plan to a shareholder vote. We will evaluate, on a case-by-case basis, proposals to completely redeem or eliminate a poison pill. Furthermore, we will generally oppose proposals put forward by management (including blank check preferred stock, classified and supermajority vote requirements) that appear to be intended as entrenchment mechanisms.

ADVISORY VOTES ON EXECUTIVE COMPENSATION:  CCM will analyze advisory votes on executive compensation on a case-by-case basis.  CCM will vote against an advisory vote on executive compensation if CCM determines that the issuer has adopted excessive executive compensation practices.  Examples of excessive executive compensation practices may include, but are not limited to, a pay-for-performance disconnect, employment contract terms such as guaranteed bonus provisions, unwarranted pension payouts, backdated stock options, overly generous hiring bonuses for chief executive officers, or unnecessary perquisites.  CCM generally supports proposals to include an advisory shareholder vote on an issuer’s executive compensation practices on an annual basis.

EXECUTIVE COMPENSATION: CCM believes that company management and the compensation committee of the board of directors should, within reason, be given latitude to determine the types and mix of compensation and benefit awards offered. Whether proposed by a shareholder or management, we will review proposals relating to executive compensation plans on a case-by-case basis to ensure that the long-term interests of management and shareholders are properly aligned. We will analyze the proposed plans to ensure that shareholder equity will not be excessively diluted, the option exercise price is not below market price on the date of grant and an acceptable number of employees are eligible to participate in such programs. Other factors such as the company’s performance, whether the plan expressly permits the re-pricing of underwater stock options without shareholder approval (or if the company has a history of such actions) and industry practice will generally be factored into our analysis. We will support proposals to submit severance packages triggered by a change in control to a shareholder vote and proposals that seek additional disclosure of executive compensation. We will generally vote against proposals that we believe consume an excessive amount of corporate resources or dilute earnings and asset values, including retirement benefits we consider to be excessive, golden handcuffs, abusive change of control payments, and severance and stock option agreements that we consider to be excessive. We will generally vote in favor of proposals for the expensing of stock options and will generally vote against proposals to re-price existing options.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) ISSUES: CCM will generally support proposals relating to ESG issues that we believe are in the best long-term economic interest of the company’s shareholders. We will vote against proposals that we believe are unduly burdensome or result in unnecessary and excessive costs to the company. We may abstain from voting on proposals relating to ESG issues that do not have a readily determinable financial impact on shareholder value.

PROXIES OF CERTAIN NON-U.S. ISSUERS: Protection for shareholders of non-U.S. issuers may vary significantly from jurisdiction to jurisdiction. Laws governing non-U.S. issuers may, in some cases, provide substantially less protection for shareholders. We will generally vote proxies of non-U.S. issuers in accordance with the foregoing guidelines, but they are premised upon the existence of a sound corporate governance and disclosure framework, and may not be appropriate under some circumstances for non-U.S. issuers. Proxy voting in certain countries requires “share blocking.” That is, shareholders wishing to vote their proxies must deposit their shares shortly before the date of the meeting (usually one-week) with a designated depositary. During this blocking period, shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares are returned to the clients’ custodian banks. CCM may determine that the value of exercising the vote does not outweigh the detriment of not being able to transact in the shares during this period. Accordingly, if share blocking is required we may abstain from voting those shares. In such a situation we would have determined that the cost of voting exceeds the expected benefit to the client.

SECURITIES ON LOAN: Certain of our clients may participate in securities lending programs to generate income. Generally, the voting rights pass with the securities on loan; however, lending agreements give the lender the right to terminate the loan and pull back the loaned securities provided sufficient notice is given to the custodian bank in advance of the voting deadline. Our policy is generally not to vote securities on loan unless we have knowledge of a material voting event that could significantly affect the value of the loaned securities. In this event, CCM may pull back the loaned securities in order to cast a vote at an upcoming shareholder meeting.

Amended September 13, 2016